Exhibit 10.1

AGREEMENT OF SALE AND PURCHASE

between

THE NEW YORK TIMES COMPANY,
Seller

and

TISHMAN SPEYER DEVELOPMENT, L.L.C.,
Purchaser

Date: November 7, 2004

Premises:

229 West 43rd Street

New York, New York 10036

i

SCHEDULES

A	Description of Land

B	Leases, Subleases and Occupancy Agreements

C	Contract Survey

D	Covenants, Restrictions, Easements, and Agreements of Record And Other Matters

E	Excluded Personal Property

F	Title Exceptions in Contract Title Report to be Omitted by Seller

G	Pending Litigation Not Covered by Insurance

EXHIBITS

1	Deed

2	Bill of Sale

3	Assignment of Licenses and/or Permits

4	Assignment of Warranties and Guarantees

5	Post-Closing Adjustment Letter

6	FIRPTA Certificate

7	Escrow Letter

8	NYT Occupancy Lease

9	Asahi Shimbun America, Inc. Lease

10	Sardi Easement

ii

INDEX OF DEFINED TERMS

Additional Property
Adjustment Date
Agreement
Broker
Building
Business Day
Cabling
Cash Balance
Clause (ii) Objection
Closing
Closing Date
Code
Contract Survey
Contract Title Report
Deed
Defined Terms
Deposit
Escrow Agent
Escrow Letter
Federal Reserve Funds
Form TP-584
Governmental Authority
Initial Closing Date
Land
Leases
Maximum Amount
NYT Occupancy Lease
Permitted Encumbrances
Post-Closing Adjustment Letter
Property
Purchase Price
Purchaser
Purchaser’s Title Report
RPT Return
Seller
Seller’s FF&E
Subsequent Title Objection
Tax Law
Title Company
Violations

iii

AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is made and entered into as of November 7, 2004, by and between THE NEW YORK TIMES COMPANY, a New York corporation, having an office at 229 West 43rd Street, New York, New York 10036 (“Seller”), and TISHMAN SPEYER DEVELOPMENT, L.L.C., a Delaware limited liability company, having an office at c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, 6th Floor, New York, New York 10022 (“Purchaser”).

W I T N E S S E T H :

Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, the “Property” (as such term is defined in Article 1 hereof).

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms, provisions and conditions hereof, Seller and Purchaser hereby covenant and agree as follows:

ARTICLE 1

INCLUSIONS IN SALE AND EXCLUSIONS

1.1                                 The term “Property” shall mean the following:

1.1.1                        The fee estate in and to the land described in Schedule “A” annexed hereto (the “Land”) and all of Seller’s right, title and interest, if any, in and to all easements, rights of way, licenses, privileges, servitudes and other rights, if any, running with the Land.

1.1.2                        All of Seller’s right, title and interest in and to the buildings, structures and improvements, together with the tenements, hereditaments and appurtenances thereto belonging or in any way appertaining, now erected or situate on the Land (collectively, the “Building”).  The Building’s street address is 229 West 43rd Street, New York, New York.

1.1.3                        All of Seller’s right, title and interest in and to any fixtures, equipment and machinery affixed to the Building and used solely for the operation of the Building (such as, by way of example, HVAC, plumbing, electrical, mechanical and fire safety fixtures, machinery and equipment, fire safety equipment) (the “Additional Property”), but excluding the following items (“Seller’s FF&E”): any and all fixtures, equipment, machinery and personal property used in the conduct of Seller’s business (such as, by way of example, office equipment; computer and telecommunications equipment, including satellite dishes, antenna and related equipment; trade fixtures). Seller’s FF&E shall include any cabling, communications wiring and lines and similar items (“Cabling”).  Notwithstanding the foregoing, Purchaser agrees and acknowledges that while Seller may elect in its sole discretion to remove all or selected items of Seller’s FF&E from the Property on or before the Possession Delivery Date (as hereinafter defined), Seller shall be under no obligation to do so and may leave and abandon Seller’s FF&E at the Property if it elects not to remove such Seller’s FF&E.  This Section 1.1.3 shall survive Closing.

1.1.4                        All right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof, and any strips and gores adjacent to the Land, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Land and Building by reason of change of grade of any street.

1.1.5                        All of Seller’s right, title and interest in and to (a) any assignable guaranties, warranties, certificates, rights and privileges relating to the Building or the Additional Property in effect on the Closing Date (as hereinafter defined), (b) any assignable licenses and permits relating to the Land, the Building or the Additional Property in effect on the Closing Date, (c) any drawings, plans or specifications relating to the Building or the Additional Property to the extent in Seller’s possession or control on the Closing Date, (d) any site plans, surveys, environmental reports, architectural renderings, engineering plans and studies and floor plans relating to the Land, the Building or the Additional Property to the extent in Seller’s possession or control on the Closing Date, (e) all utility, service, maintenance and other similar contracts relating to the Land, the Building or the Additional Property in effect on the Closing Date, and (f) all books and records containing the operating expenses of the Property for the preceding five (5) years to the extent in Seller’s possession or control on the Closing Date.

1.2                                 The term “Property” shall exclude the following:

1.2.1                        Any existing cause of action, or damage claim, of Seller.

1.2.2                        All rights and interests of Seller as owner of the Property arising prior to the Closing (including but not limited to, tax refunds, casualty or condemnation proceeds, utility deposits, rents or other income from the Property) attributable to periods prior to Closing.

1.2.3                        Seller’s FF&E.

1.2.4                        The items listed on Schedule ”E” annexed hereto.

ARTICLE 2

PURCHASE PRICE

2.1                                 Purchase Price.  The purchase price for the Property to be paid by Purchaser to Seller shall be the amount of One Hundred Seventy-Five Million Dollars ($175,000,000) (the “Purchase Price”).

2.2                                 Payment of Purchase Price. Purchaser agrees to pay the Purchase Price to Seller as follows:

2.2.1                        Deposit.  Twenty Million Dollars ($20,000,000) (the “Deposit”) paid simultaneously herewith by wire transfer of immediate clearance “Federal Reserve Funds” (as such term is hereinafter defined) to Piper Rudnick LLP, as escrow agent.   The proceeds of such Deposit and all interest accrued thereon shall be held in escrow and shall be payable in accordance with Article 23 hereof.

2.2.2                        Payment at Closing.  The balance of the Purchase Price (the “Cash Balance”) shall be paid by Purchaser to Seller at the Closing.  The Cash Balance shall be paid by wire transfer of immediate clearance Federal Reserve Funds to one or more recipients as directed by Seller by notice to Purchaser at least one (1) “Business Day” prior to the “Closing Date” (as such terms are defined in Article 17 hereof).  As used herein, the term “Federal Reserve Funds” shall be deemed to mean the receipt by a bank or banks in the continental United States designated by Seller of U.S. dollars in form that does not require further clearance, and may be applied at the direction of Seller by such recipient bank or banks on the day of receipt of advice that such funds have been wire transferred.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1                                 Representations of Seller.  Seller hereby represents and warrants to Purchaser that as of the date hereof and, as updated by Seller pursuant to Section 13.1.9 hereof, as of the Closing Date:

3.1.1                        Leases.  There are no leases, subleases or any other agreements for the present or future use or occupancy by any third parties of all or any portion of the Land or Building (collectively, “Leases”), except as set forth on Schedule ”B” annexed hereto.  Schedule ”B” sets forth a true, correct and complete list of all Leases.  A true and complete copy of the Agreement of Lease between Seller and Asahi Shimbun America, Inc. is attached hereto as Exhibit 9.

3.1.2                        No Foreign Person.  Seller is not a “foreign person” as such term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), nor will the sale transaction herein contemplated be subject to Section 897 of the Code or to the withholding requirements of Section 1445 of the Code.

3.1.3                        Litigation.  To the best of Seller’s knowledge, Seller has received no written notice of any (i) pending condemnation or similar proceeding affecting the Property or any portion thereof, or (ii) pending legal action, suit, arbitration, order or judgment, government investigation or proceeding, in any case affecting the Property or Seller which is reasonably likely to have a material adverse effect on Seller’s ability to close on the sale of the Property pursuant to the terms hereof, except for those actions described on Schedule ”G” annexed hereto.

3.1.4                        Contracts.  Except for the Permitted Encumbrances, Seller is not a party to any contracts relating to the ownership, maintenance or operation of the Property which will be binding upon Purchaser or the Property from and after the Closing.

3.1.5                        Additional Property.  The Additional Property is free and clear of any conditional bills of sale, chattel mortgages, security agreements, pledge agreements, financing statements and other security interests and any liens or encumbrances, other than the Permitted Encumbrances.

3.1.6                        Environmental and Engineering Reports.  To the actual knowledge of David Thurm and Herbert Valentine of Seller (“Seller’s Named Officers”) , Seller has delivered or made available to Purchaser true, correct and complete copies of all environmental and engineering reports with respect to the Property obtained or commissioned by Seller or its affiliates during the past 48 months to the extent the same are in Seller’s possession or control.

3.1.7                        Hazardous Substances.  To the actual knowledge of Seller’s Named Officers, within the last 36 months, Seller has not received written notice from any Governmental Authority (as hereinafter defined) that the use and operation of the Property is in violation of any laws or regulations relating to Hazardous Substances (as defined in any applicable federal, state or local law, statute, rule, ordinance or regulation).  Seller has not received any written notice of any pending requests for information or inquiries from any Governmental Authority or any investigations, action, suits, claims or proceedings relating to the existence, generation, release, production, disposal, treatment, emission, migration, transportation or storage of any Hazardous Substances in or on the Property.

3.2                                 Authority and Binding Effect; No Breach or Prohibition.  Each party hereto represents to the other that each person or entity executing this Agreement by or on behalf of the representing party has the authority to act on its behalf and to bind it, and that each person or entity executing any closing documents by or on its behalf, has been or will be duly authorized to act on its behalf, and that the performance of this Agreement will not be in violation of its by-laws, charter, operating or partnership agreement, or any law, ordinance, rule, regulation or order of any governmental body having jurisdiction, or the provisions of any agreements to which it is a party or by the terms of which it is bound, and, at the Closing, each party shall furnish to the other party and to the “Title Company” (as such term is defined in Section 5.1 hereof), reasonably satisfactory evidence of such authority and approval.  This Section shall survive the Closing.

3.3                                 Purchaser’s Knowledge; Disclosure.  To the extent that Purchaser has, subsequent to the date hereof, actual knowledge of any default or any misrepresentation or incorrect warranty of Seller made in this Agreement, Purchaser shall promptly notify Seller of same.

3.4                                 Disclaimer of Representations and Warranties.  Purchaser acknowledges that except as expressly provided in this Agreement, neither Seller nor anyone acting for or on behalf of Seller has made any representation, warranty, or promise to Purchaser concerning:  (a) the physical aspect and condition of any portion of the Property; (b) the feasibility or desirability of the purchase of the Property; (c) the market status, projected income from or development expenses of the Property; (d) the Property’s compliance or non-compliance with any requirements of laws; or (e) any other matter whatsoever with respect to the Property (except as contained herein), express or implied, including, by way of description but not limitation, those of fitness for a particular purpose, tenantability, habitability and use.  Purchaser acknowledges that except as otherwise expressly provided in this Agreement, it is purchasing the Property in its currently existing physical condition and in its currently existing state of repair.

3.5                                 Survival.  The representations and warranties of Seller set forth in Section 3.1, as updated by the certificate of Seller delivered in accordance with Section 13.1.9, and Seller’s related indemnification obligations and Purchaser’s rights and remedies at law or in equity with respect thereto, shall survive the Closing for a period of six (6) months.

3.6                                 Right to Adjourn Closing.  Seller shall have the right to adjourn the Closing for up to ninety (90) days after receipt of written notice from Purchaser pursuant to Section 20.1 for the purpose of curing any default, misrepresentation or incorrect warranty.

ARTICLE 4

STATE OF TITLE OF PROPERTY

4.1                                 Permitted Encumbrances.  Purchaser shall accept title to the Property subject to the following (the “Permitted Encumbrances”):

4.1.1                        Any and all present and future zoning restrictions, regulations, requirements, laws, ordinances, resolutions and orders of any city, town or village in which the Property lies, and of all boards, bureaus, commissions, departments and bodies of any municipal, county, state or federal sovereign or other governmental authority now or hereafter having or acquiring jurisdiction of the Property or the use and improvement thereof (such authority is herein called a “Governmental Authority”).

4.1.2                        The state of facts shown on the survey described on Schedule ”C” annexed hereto (the “Contract Survey”) and any other state of facts shown on an accurate survey of the Property, or any part thereof, provided such other state of facts does not materially adversely affect Purchaser’s ability to use the Building for its present uses.

4.1.3                        The covenants, restrictions, easements, agreements of record, and other matters listed on Schedule ”D” annexed hereto.

4.1.4                        Any state of facts a physical inspection of the Property would show.

4.1.5                        All violations and/or notes or notices of violations of law or municipal ordinances, orders, or requirements noted in or issued by any Governmental Authority having jurisdiction against or affecting the Property.

4.1.6                        Real estate taxes, assessments, Business Improvement District charges and like charges for the fiscal year in which the Closing occurs and all fiscal years thereafter.

4.1.7                        Any exception to coverage by the Title Company (hereinafter defined), provided that the Title Company insures same against collection out of or enforcement against the Property.

4.1.8                        Any easement or right of use created in favor of any public utility company or any other company for electricity, steam, gas, telephone, water or other service to the Property, and the right to install, use, maintain, repair and replace wires, cables, terminal boxes, lines, service connections, poles, mains, facilities and the like, upon, under and across the Property, including without limitation, any telecommunications agreement affecting the Property, all as in effect on the date hereof.

4.1.9                        Possible lack of right to maintain vaults, fences, retaining walls, chutes, cornices, stoops, trim, and other installations encroaching beyond the property line and possible variance between the record description and the tax map.

4.1.10                  Purchaser acknowledges the existence of that certain unrecorded easement agreement dated March 7, 1958 granted by Seller in favor of Vincent Sardi and Sardi’s Restaurant and attached hereto as Exhibit 10 and agrees not to raise such easement as an objection to title.

ARTICLE 5
TITLE INSURANCE AND ABILITY OF SELLER TO CONVEY

5.1                                 Title Insurance.  Purchaser agrees to make, promptly after the signing hereof, application for a title report (“Purchaser’s Title Report”) from Chicago Title Insurance Company (the “Title Company”). Purchaser acknowledges receipt of a copy of the title commitment No. 3104-00760 of Chicago Title Insurance Company dated September 2, 2004 (the “Contract Title Report”) and the Contract Survey.  Purchaser agrees to pay any update of the Contract Survey ordered or arranged for by or at the request of Purchaser. Purchaser acknowledges and agrees that Purchaser has no objection to the Permitted Encumbrances and the Permitted Encumbrances shall remain and Purchaser shall be obligated to accept title subject to same. Purchaser shall deliver to Seller’s attorneys, Piper Rudnick LLP, 1251 Avenue of the Americas, New York, New York 10020, Attention:  Martin D. Polevoy, Esq., a copy of Purchaser’s Title Report and, if Purchaser elects to obtain an updated Contract Survey, such updated Contract Survey.  If, at or prior to the Closing Date, the Title Company shall deliver to Purchaser and/or Seller’s attorneys any update or revision to the Contract Title Report or the Purchaser’s Title Report which discloses additional liens, encumbrances or other title exceptions which are not

Permitted Encumbrances, then any such additional liens, encumbrances or other title exceptions shall be deemed objected to by Purchaser (unless otherwise waived by Purchaser in writing) and shall constitute a “Subsequent Title Objection”.  In the event there is a Subsequent Title Objection which is not waived by Purchaser, and which Seller is unable to remedy prior to the Closing Date, Purchaser hereby grants to Seller a reasonable adjournment of the Closing Date not to exceed thirty (30) days during which time Seller may attempt to remedy same.

5.2                                 Title Objections.  If there are any Subsequent Title Objections which are not waived in accordance with the provisions of Section 5.1, which (i) were caused by, resulted from or arose out of a grant by any person or entity (other than Purchaser) of a mortgage or other security interest affecting the Property, or the performance of work on behalf of any person or entity (other than Purchaser) upon all or any portion of the Property, then Seller shall remove such Subsequent Title Objections; or (ii) are not of the type described in clause (i) of this sentence, but are  removable by the payment of an ascertainable sum not to exceed in the aggregate one percent (1.0%) of the Purchase Price (the “Maximum Amount”), then Seller shall cause such Subsequent Title Objections to be removed.  If Seller fails to remove any Subsequent Title Objection(s) in accordance with the provisions of the immediately preceding sentence, or if there exist any Subsequent Title Objection(s) which Seller is not obligated to remove pursuant to clause (ii) of the immediately preceding sentence because the payment of funds in excess of the Maximum Amount would be required to cure the same (a “Clause (ii) Objection”), Purchaser, nevertheless, may elect (at or prior to  Closing) to consummate the transaction provided for herein subject to any such Subsequent Title Objection(s) as may exist as of the Closing Date, with a credit  (in the event of any Clause (ii) Objections) allocated against the Cash Balance payable at the Closing equal to the sum necessary to remove such Clause (ii) Objections, not to exceed the Maximum Amount; provided, however, if Purchaser makes such election, Purchaser shall not be entitled to any other credit, nor shall Seller bear any further liability, with respect to any Clause (ii) Objections, but Seller shall remain fully liable for the cost of removing any Subsequent Title Objection(s) of the type described in clause (i) of the immediately preceding sentence.  If Purchaser shall not so elect, Purchaser may terminate this Agreement and Seller’s sole liability thereafter shall be to cause the Deposit, together with any interest earned thereon while in escrow, to be refunded to Purchaser,  and, upon the return of the Deposit and any such interest, this Agreement shall be terminated, and the parties hereto shall be relieved of all further obligations and liability under this Agreement, other than with respect to the provisions of this Agreement which expressly survive a termination of this Agreement.

5.3                                 No Further Action.  Except as expressly set forth in Sections 5.1 and 5.2 hereof, nothing contained in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any title objections, or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller, at law or in equity, for Seller’s inability to convey title in accordance with the terms of this Agreement.

ARTICLE 6

CLOSING COSTS

6.1                                 Purchaser’s Obligations.  Purchaser shall pay the costs of examination of title and any owner’s policy of title insurance to be issued insuring Purchaser’s title to the Property, as well as all other title charges, survey fees, and any and all other costs or expenses incident to the recordation of the “Deed” (as hereinafter defined).

6.2                                 Seller’s Obligations.  Seller shall pay the following amounts payable in connection with the transfer of the Deed:

(i)                         the amount imposed pursuant to Article 31 of the New York State Tax Law (the “Tax Law”); and

(ii)                      the amount due in connection with the Real Property Transfer Tax imposed by Title 11 of Chapter 21 of the Administrative Code of the City of New York.

6.3.                              Other Costs.  All other closing costs shall be allocated to and paid by Seller and Purchaser in accordance with the manner in which such costs are customarily borne by such parties in sales of office buildings in New York County, State of New York; provided, however, that each party shall bear its own attorneys’ fees.  Any dispute between Seller and Purchaser as to which party customarily bears any such closing cost (other than either party’s own attorney’s fees) may be submitted by either party for resolution to the president of the Real Estate Board of New York, Inc., whose determination shall be binding upon the parties, provided, however, that in no event shall the Closing Date be adjourned by reason of the submission of any such dispute to the Real Estate Board of New York, Inc.

ARTICLE 7

REAL ESTATE TAX PROTESTS

7.1                                 All real estate assessment protests and proceedings affecting the Property for the tax year in which the Closing occurs and prior years, if any, will be prosecuted under Seller’s direction and control.  In the event of any reduction in the assessed valuation of the Property for any such fiscal year, the net amount of any tax savings, shall (a) with respect to fiscal years ending prior to the Closing, be payable to Seller; and (b) with respect to the fiscal year in which the Closing shall occur, after deduction of customary attorneys’ fees and reasonable third party, out-of-pocket expenses, be adjusted between Seller and Purchaser as of the “Adjustment Date” (as defined in Section 12.1).  If a reduction in the assessed value of the Property is granted for a fiscal year prior to the year in which the Closing occurs, and such reduction is in the form of a credit for taxes payable at or after Closing, Seller shall be entitled to receive a sum equal to such credit when granted.  Purchaser shall notify Seller of the fact that Purchaser has been granted a reduction in the real estate assessment for the Property with respect to the fiscal year in which the Closing occurs within ten (10) days after Purchaser is notified of the same in writing.  This Section shall survive the Closing.

ARTICLE 8

ACKNOWLEDGMENTS OF PURCHASER; CONDITION OF PROPERTY

8.1                                 Analysis and Evaluation of the Property.  Before entering into this Agreement, Purchaser acknowledges that it has made its own analysis and evaluation of the Property, the operation, the income potential, profits and expenses thereof, its condition and all other matters affecting or relating to the transaction underlying this Agreement as Purchaser deemed necessary, including, without limitation, the layout, square footage, potential rents and income, expenses and operation of the Property and the availability and/or amount of air rights with respect to the Property (and acknowledges and agrees that Seller has not made any representations and warranties with respect to the foregoing).  In entering into this Agreement, Purchaser has not been induced by and has not relied upon any representations, warranties, statements or covenants, express or implied, made by Seller or any agent, employee or other representative of Seller, which are not expressly set forth in this Agreement.

8.2                                 No Effect on Purchaser’s Obligations.  Purchaser further acknowledges that its covenants, agreements, and obligations under this Agreement shall not be excused or modified by: (i) the physical condition of the Building or personal property, or its fitness, merchantability or suitability for any use or purpose, (ii) the  potential rents, income or expenses of the Property,

(iii) the compliance or non-compliance with any laws, codes, ordinances, rules or regulations of any Governmental Authority and any violations thereof existing or subsequently imposed, (iv) the environmental condition of the Property or the Property’s compliance or non-compliance with any laws, codes, ordinances, rules or regulations of any Governmental Authority relating to the presence, use, storage, handling or removal of any hazardous substances, (v) the current or future use of the Property, including, but not limited to, the Property’s use for commercial, retail, industrial, office, residential, hotel, or other purposes, (vi) the current or future real estate tax liability, assessment or valuation of the Property, (vii) the availability or non-availability of any benefits conferred by Federal, state or municipal laws, whether for subsidies, special real estate tax treatment or other benefits of any kind, (viii) the availability or unavailability of any licenses, permits, approvals or certificates which may be required in connection with the operation of the Property,  (ix) the compliance or non-compliance of the Property, in its current zoning or a variance with respect to the Property’s non-compliance,  if any, with any zoning ordinances, except as herein specifically set forth, or (x) the conformity of the use of the Property with any certificate of occupancy.

8.3                                 No Other Representations.  Purchaser hereby expressly acknowledges that except as expressly provided herein, neither Seller nor anyone acting for or on behalf of Seller has made any representation, warranty, or promise to Purchaser concerning any of the foregoing, nor:  (a) the physical aspect and condition of any portion of the Property; (b) the feasibility or desirability of the purchase of the Property; (c) the market status, projected income from or development expenses for the Property; or (d) any other matter whatsoever with respect to the Property (except as contained herein), express or implied, including, by way of description, but not limitation, those of fitness for a particular purpose, tenantability, habitability and use and

Purchaser acknowledges and agrees to take the Property “as is,” in its currently existing physical condition and state of repair, subject to ordinary use, wear, tear and natural deterioration, and subject to casualty and condemnation as more particularly set forth in Article 10 hereof.

8.4                                 Outside Representations.  Seller is not liable or bound in any manner by any verbal or written statements, representations, real estate “set-ups,” offering memorandum or information pertaining to the Property or its physical condition, layout, footage, potential rents and income, expenses, operation, availability and amount of air rights with respect to the Property or any other matter or thing furnished by any agent, employee, servant, or any other person, unless specifically set forth in this Agreement.  Purchaser hereby waives, to the extent permitted by law, any and all implied warranties.

8.5                                 Environmental Investigation of the Property.  Purchaser acknowledges that it has had an opportunity to conduct its own environmental investigation of the Property and the property adjacent to the Property.  Purchaser is aware of the environmental conditions affecting or related to the Property and Purchaser agrees to take the Property subject to such environmental conditions. If the Closing occurs, Purchaser hereby releases Seller from any obligation to pay any and all environmental costs and liabilities relating to the Property.  This Section shall survive the Closing.

8.6                                 Confidentiality.  Purchaser acknowledges that all information regarding the Property furnished (or to be furnished) to Purchaser is and has been so furnished on the following conditions:

(i)                                     Purchaser shall use the information solely for purposes of evaluating the Property and consummating the transaction contemplated in this Agreement; and

(ii)                                  Purchaser shall, subject to the terms of Section 8.7, use its best efforts to maintain the confidentiality of such information.

8.7                                 Limited Disclosure.  Purchaser shall, and shall cause its directors, officers and other personnel, and its agents, employees and representatives to, hold in strict confidence and not disclose to any other party without the prior written consent of Seller, any of the information regarding the Property delivered, provided or furnished to Purchaser or any of its agents, representatives or employees.  Notwithstanding anything to the contrary hereinabove set forth, Purchaser may disclose such information only: (i) on a “need-to-know” basis to its employees, partners, members or professional firms serving it in connection with this transaction, or to any potential lenders or investors, but Purchaser shall require such parties to hold all such information in strict confidence, and not to disclose such information to any other party (without the prior written consent of Seller); (ii) to any other party, subject to Seller’s consent, which consent shall not be unreasonably withheld or delayed; and (iii) to any governmental agency if such agency requires such disclosure in order for Purchaser to comply with applicable laws or regulations.

8.8                                 Return of Information.  In the event the Closing does not occur for any reason and this Agreement is terminated, Purchaser shall promptly return to Seller all copies of all such information without retaining any copy thereof, except such as must be retained by any professionals to whom such information was disclosed in accordance with this Article 8 in order to comply with their professional obligations.  Purchaser may also disclose the terms of this Agreement to any other party approved by Seller, as long as prior to such disclosure such party agrees to be bound by the provisions of this Article 8 by an instrument reasonably acceptable to Seller in form and content.

8.9                                 Survival.   The provisions of this Article 8 shall terminate at the Closing provided, however, that if the Closing does not occur, the provisions of this Article 8 shall survive the termination of this Agreement.

ARTICLE 9

AS IS CONDITIONS, ACCESS, ETC.

9.1                                 Property Condition and Operation.  It is acknowledged and agreed that Purchaser intends to substantially renovate all or substantial portions of the Building and/or demolish a substantial portion of the Building.  Purchaser agrees to accept the Building in its absolutely “as is”, “where is”  condition on the Closing Date.

9.2                                 Access to the Property.  Seller agrees to afford Purchaser reasonable access to the Property prior to the Closing, at reasonable times upon reasonable advance notice, provided that Purchaser shall not enter any portion of the Property unless accompanied by a representative of Seller.  Purchaser specifically agrees that neither it, nor its employees or agents, will communicate directly with Seller’s employees, other than Herbert Valentine.  Notwithstanding  anything to the contrary contained herein, Seller shall have the right to prohibit Purchaser from having access to certain areas of the Building if and to the extent Seller determines, in its sole and absolute discretion, that its business and/or security needs so dictate.  Purchaser agrees to indemnify and hold harmless Seller and its partners, directors, officers, principals, shareholders, agents and employees from and against any claim arising from or in connection with Purchaser’s access to the Property pursuant to this Section 9.2, including without limitation, any mechanic’s and materialmen’s liens, together with all reasonable costs, expenses and liabilities in connection with each such claim or action or proceeding brought thereon, including without limitation, all reasonable attorneys’ fees and expenses.  In case any action be brought against Seller and/or its partners, directors, officers, principals, shareholders, agents and/or employees by reason of any such claim, Purchaser, upon notice from Seller, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Seller).  Purchaser’s indemnity and hold harmless provision pursuant to this Section 9.2 shall survive the termination or expiration of this Agreement by closing or otherwise.

9.3                                 Leases.  From the date hereof until the Closing Date, Seller shall not enter into any new Leases or renew, extend or replace any existing Lease.

9.4                                 Insurance.  From the date hereof until the Closing Date, Seller shall maintain, as its sole cost and expense, substantially the same insurance coverage with respect to the Property as it maintains on the date hereof.

ARTICLE 10

CASUALTY AND EMINENT DOMAIN

10.1                           Casualty.  In the event any loss or damage to the Property occurs by reason of fire or other casualty prior to the Closing, the following shall apply:

10.1.1

(a)                                  If the reasonable cost to repair the damage to the Property exceeds an amount equal to fifty percent (50%) of the Purchase Price, Purchaser, by written notice to Seller (effective only if such notice is delivered within fifteen (15) days after Purchaser receives notice of the casualty from Seller (“Casualty Notice”), may elect to cancel this Agreement prior to the Closing Date by delivery of the Purchaser’s Casualty Termination Notice (as hereinafter defined) to Seller and upon delivery of the Purchaser’s Casualty Termination Notice, this Agreement shall terminate.  In the event Purchaser does not elect to send the Purchaser’s Casualty Termination Notice, then Seller shall have twenty-four (24) days from the giving of the Casualty Notice to elect to terminate this Agreement by written notice to Purchaser (“Seller’s Casualty Termination Notice”).  In the event that Seller sends the Seller’s Termination Notice to Purchaser, then Purchaser shall have the right to void the delivery of the Seller’s Casualty Termination Notice by delivering to Seller a notice (“Purchaser’s Reinstatement Notice”) to Seller within five (5) Business Days from the date of the Seller’s Termination Notice stating that Purchaser is irrevocably withdrawing its Purchaser’s Casualty Termination Notice and shall proceed to close title to the Property on the Closing Date (as hereinafter provided) to the same extent as if the Purchaser’s Casualty Termination Notice was never delivered.  In the event the Purchaser’s Reinstatement Notice is given by Purchaser, the Closing Date shall automatically be deemed to be thirty (30) Business Days after the date of the Purchaser’s Reinstatement Notice.  In the event of any disagreement between Seller and Purchaser as to whether the cost to repair the damage to the Property exceeds fifty percent (50%) of the Purchaser Price, then such party disputing same shall send a written notice to the other party setting forth such dispute within five (5) Business Days after receipt of the Purchaser’s Casualty Termination Notice or the Seller’s Casualty Termination Notice (as the case may be), and such disagreement shall be determined by expedited arbitration in accordance with the expedited arbitration rules of the American Arbitration Association.

(b)                                 In the event that this Agreement is terminated by either party, the Deposit, together with any interest accrued thereon, shall be returned to Purchaser,

and upon such payment, this Agreement shall be null and void and the parties hereto shall be relieved and released of and from any further liability hereunder and with respect to each other, except with respect to the provisions of this Agreement which expressly survive the termination of this Agreement.  In the event Seller elects to terminate this Agreement but Purchaser voids such termination as set forth in Section 10.1.1(a), (i) this Agreement shall remain in full force and effect, (ii) Seller shall pay to Purchaser the amount of any insurance proceeds to the extent actually collected by Seller in connection with such fire or other casualty, less the amount of the actual expenses incurred by Seller in collecting such proceeds, plus the amount of Seller’s deductible under its casualty policy, and assign to Purchaser (without warranty or recourse to Seller) Seller’s right to any payments to be made subsequent to the Closing Date under any casualty insurance policy or policies in effect with respect to the Property, and (iii) the obligation to enter into the NYT Occupancy Lease shall be null and void and the parties shall be relieved and released of and from any obligation and liability with respect to the NYT Occupancy Lease.  This Section shall survive the Closing.  .

10.1.2                  If the reasonable cost to repair the same is less than an amount equal to fifty percent (50%) of the Purchase Price, or if Purchaser or Seller does not elect to cancel this Agreement pursuant to the foregoing Section 10.1.1, then (a) Seller shall restore the Property in compliance with all laws and make such repairs and replacements to return the Property to a usable condition, (b) this Agreement shall continue in full force and effect, (c) Purchaser shall accept the Deed upon payment in full of the Purchase Price and without any abatement of the Purchase Price by reason of such loss or damage, and (d) the NYT Occupancy Lease shall remain in full force and effect without any abatement or setoff of the rent due thereunder by reason of such loss or damage.  Any insurance proceeds relating to such fire or other casualty shall be for the account of Seller.

10.2                           Eminent Domain.  If prior to the Closing all or any part of the Property is taken by condemnation or a taking in lieu thereof, the following shall apply:

10.2.1                  In the event a material part of the Property is taken, Purchaser, by written notice to Seller (effective only if delivered within fifteen (15) days after Purchaser receives notice of such taking), may elect to cancel this Agreement prior to the Closing Date.  In the event that Purchaser shall so elect, the Deposit, together with any interest accrued thereon, shall be returned to Purchaser, and upon such payment, this Agreement shall be null and void and the parties hereto shall be relieved and released of and from any further liability hereunder and with respect to each other, except with respect to the provisions of this Agreement which expressly survive the termination of this Agreement.

10.2.2                  In the event a minor or immaterial part of the Property is taken, or in the event of a change of legal grade, neither party shall have any right to cancel this Agreement, and title shall nonetheless close in accordance with this Agreement without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such taking; provided, however, that Seller shall, at Closing, (i) turn over and deliver to Purchaser the amount of any award or other proceeds of such taking to the extent actually collected by Seller as a result of such taking, less the amount of the actual expenses reasonably incurred by Seller in collecting such award or other proceeds and in making repairs to the Property occasioned by such taking, and (ii) deliver to Purchaser an assignment (without warranty or recourse to Seller) of Seller’s right to any such award or other proceeds which may be payable subsequent to the Closing Date as a result of such taking.

10.2.3                  The term “material part,” as distinguished from a “minor or immaterial part,” as used herein shall mean a portion of the Property having a value (based upon an appraisal by an appraiser acceptable to Seller, subject to Purchaser’s approval, which shall not be unreasonably withheld or delayed) in excess of ten percent (10%) of the Purchase Price or any taking, regardless of the value of the Property taken, if such taking materially and adversely affects access to the Building.

10.3                           Survival.  This Article 10 shall survive the Closing and is intended to be an express provision to the contrary within the meaning of Section 5-1311 of the General Obligations Law.

ARTICLE 11

ASSESSMENTS

If on or after the date of this Agreement, the Property or any part thereof shall be or shall have been affected by any real estate tax assessment or assessments, then Seller shall pay such assessments; provided, however, that if such assessments are payable in installments, then Seller shall pay such installments due prior to the Closing Date, and Purchaser shall pay such installments due after the Closing Date.

ARTICLE 12

CLOSING ADJUSTMENTS

12.1                           Adjustments and Prorations.  The following matters and items shall be apportioned or adjusted between the parties hereto at the closing of title to the Property pursuant to this Agreement (the “Closing”), as of 12:01 A.M. of the day of the Closing (the “Adjustment Date”).

12.1.1                  Taxes and Assessments.  Real estate taxes, assessments, Business Improvement District charges and like charges, ad valorem taxes and personal property taxes, if any, on the basis of the fiscal year for which assessed.  If the Closing shall occur before the tax rate or assessment is fixed, the apportionment of such real estate taxes and personal property taxes, if any, shall be upon the basis of the tax rate for the immediately preceding year applied to the latest assessed valuation; however, adjustment will be made upon the actual tax amount, when determined.  Any discount received for early payment shall be for the benefit of Seller, and any interest or penalty assessed for late payment shall be borne by Seller.  Real estate taxes shall be treated on an annualized basis even if tax payments made in installments are not equal for each installment period.  Thus, for example, if the installment for the first half of a fiscal year is paid and is higher than the second half installment, the proration will be based on payment of fifty percent (50%) of the aggregate taxes for  such fiscal year.

12.1.2                  Deposits.  Tax and utility company deposits, if any, shall be paid by Purchaser to Seller to the extent transferred to Purchaser (or, at Seller’s option, Seller shall obtain refunds of the deposits directly from the taxing authority or utility company, as the case may be).

12.1.3                  Water and Sewer Charges.  Water charges and sewer rents on the basis of the fiscal year, but if there are water meters on the Property, Seller, to the extent obtainable, shall supply to Purchaser a water meter reading current through the Adjustment Date, or if not feasible to so read, to a date not more than thirty (30) days prior to the Adjustment Date, and the unfixed meter charges based thereon for the intervening period shall be apportioned on the basis of such last meter reading.  Upon the taking of a subsequent actual water meter reading, such apportionment shall be readjusted and Seller or Purchaser, as the case may be, will promptly deliver to the other the amount determined to be due upon such readjustment.  If Seller is unable to furnish such prior meter reading, any reading subsequent to the Closing will be apportioned on a per diem basis from the date of such reading immediately prior thereto, and Seller shall pay the proportionate charges due up to the date of Closing.

12.1.4                  License Fees.  Amounts paid or payable with respect to assignable licenses and permits, if any, affecting the Property.

12.1.5                  Utilities.  Utility charges, including, but not limited to, electricity, gas, steam, telephone and other utilities, all prorated based upon the most current bill unless actual readings are obtained as of the Adjustment Date, in which case such actual readings shall govern, and each party shall pay the amount billed to it, respectively.

12.1.6                  Fuel.  Proration shall be made of fuel on the Property on the Adjustment Date, based upon a reading made by Seller’s supplier as close as obtainable to the Adjustment Date (reasonably adjusted to the quantity present on the Adjustment Date).  The value thereof shall be calculated at Seller’s last cost (including sales tax).  If the heating, ventilation or air conditioning for the Property is provided by a measurable product (e.g. steam or gas) the adjustment will be based on meter readings prorated, if necessary, to the Adjustment Date.

12.1.7                  Insurance Premiums.  No existing insurance policy shall be assigned to Purchaser, and no adjustment of any insurance premiums shall be made.

12.1.8                  Survival.  The provisions of this Section 12.1 shall survive the Closing.

12.2                           Determination of Closing Adjustments.  The parties hereto agree to make a good faith effort to determine the adjustments and prorations to be made at Closing, pursuant to this Article, at least three (3) Business Days prior to the Closing Date.

12.3                           Net Apportionments and Adjustments.

12.3.1                  Due Seller.  In the event the net apportionments and adjustments as provided in Section 12.1 hereof result in a payment due Seller, then such payment shall be made at Closing in the manner set forth in Section 2.2.2 hereof.   In the event that despite Purchaser’s good faith efforts, the parties hereto are unable to determine the amount of the adjustments to be paid to Seller at Closing, if any, on or before the date which is three (3) Business Days prior to the Closing Date, such amount may be paid by Purchaser to Seller at the Closing by cashier’s or bank check, or by a certified check of Purchaser drawn upon a bank which is a member of The New York Clearing House Association (or any successor organization thereto), made payable to Seller’s direct order.

12.3.2                  Due Purchaser.  In the event the net apportionments and adjustments as provided in Section 12.1 hereof result in a payment due Purchaser, then such payment shall be made at Closing by way of a credit against the Cash Balance.

12.4                           Other.  Except as otherwise provided in this Agreement, the customs regarding title closings, as recommended by The Real Estate Board of New York, Inc., shall apply to all apportionments.

ARTICLE 13

CLOSING DOCUMENTS; OBLIGATIONS OF PURCHASER AND SELLER AT CLOSING

13.1                           Seller’s Obligations at Closing.  On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the following:

13.1.1                  A Bargain and Sale Deed without Covenant against Grantor’s Acts containing the covenant required by Section 13 of the Lien Law in proper form for recording (the “Deed”), in the form annexed hereto as Exhibit 1.

13.1.2                  A Bill of Sale in the form annexed hereto as Exhibit 2.

13.1.3                  An Assignment of Licenses and/or Permits, in the form annexed hereto as Exhibit 3, and originals, where available, or copies of any transferable licenses and permits with respect to the Property to the extent in Seller’s possession.

13.1.4                  A duly executed letter agreement by which Seller and Purchaser agree to correct any errors in prorations as soon after the Closing as amounts are finally determined, in the form annexed hereto as Exhibit 5 (the “Post-Closing Adjustment Letter”).

13.1.5                  Evidence reasonably acceptable to Purchaser and the Title Company authorizing the consummation by Seller of the transaction contemplated by this Agreement, and the execution and delivery of documents on behalf of Seller.

13.1.6                  The certificate with respect to FIRPTA compliance in the form of Exhibit 6 annexed hereto.

13.1.7                  The New York City Department of Finance Real Property Transfer Tax Return (the “RPT Return”) and the New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (the “Form TP-584”).

13.1.8                  A lease between Purchaser, as landlord, and Seller, as tenant, for the continued occupancy by Seller of the Building after the Closing, in the form annexed hereto as Exhibit 8 (the “NYT Occupancy Lease”).

13.1.9                  A certificate from Seller restating on and as of the Closing Date the representations and warranties made by Seller in Section 3.1, except that Seller, in such certificate, may modify the representations made in Sections 3.1.1, 3.1.3, 3.1.4, 3.1.6 and 3.1.7 to reflect the facts and circumstances that exist on and as of the Closing Date, provided that any such modifications with respect to the representations made in Sections 3.1.3, 3.1.6 or 3.1.7 shall not materially and adversely alter the representations so made as of the date hereof, provided, however, if such modifications do materially and adversely alter the representations, then Purchaser shall have the right to terminate this Agreement.

13.1.10  To the extent in the possession of Seller or it’s agents, (a) any as-built plans and specifications, mechanical, electrical and plumbing layouts and operating manuals, surveys and certificates of occupancy relating to the Property, and (b) all books and records containing the operating expenses of the Property for the preceding 5 years.

13.1.11  Such other documents as may be reasonably and customarily required by the Title Company to consummate the transaction contemplated by this Agreement, provided such documents do not increase Seller’s obligations or liabilities or decrease Seller’s rights beyond those set forth in this Agreement.

13.2                           Purchaser’s Obligations at Closing.  Purchaser shall deliver or cause to be delivered to Seller on the Closing Date the following:

13.2.1                  The Cash Balance.

13.2.2                  Duplicate originals of the Post-Closing Adjustment Letter, the RPT Return and Form TP-584, and the NYT Occupancy Lease, each duly executed by Purchaser.

13.2.3                  Evidence reasonably acceptable to Seller and the Title Company authorizing the consummation by Purchaser of the transaction which is the subject of this Agreement, and the execution and delivery of documents on behalf of Purchaser.

13.2.4                  Such other documents as may be reasonably and customarily required by the Title Company to consummate the transaction contemplated by this Agreement.

ARTICLE 14

VIOLATIONS

Without limiting the generality of the provisions of this Article 14, Purchaser agrees to purchase the Property subject to any and all notes or notices of violations of law, or municipal ordinances, orders or requirements whatsoever noted in or issued by any federal, state, municipal or other governmental department, agency or bureau, or any other Governmental Authority having jurisdiction over the Property (collectively, “Violations”), or any lien imposed in connection with any of the foregoing, or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a violation being placed on the Property.  Seller shall have no duty to remove or comply with or repair or disrepair any condition, matter or thing, whether or not noted, which, if noted, would result in a violation being placed on the Property.  Seller shall have no duty to remove or comply with or repair any of the aforementioned Violations, liens or other conditions, and Purchaser shall accept the Property subject to all such Violations and liens, the existence of any conditions at the Property which would give rise to such Violations or liens, if any, and any governmental claims arising from the existence of such Violations and liens; provided, however, Seller shall pay all costs, expenses and liabilities in connection with any claims, actions or proceedings brought in connection with or arising from the existence of such Violations and liens.

ARTICLE 15

SALES TAX

Although it is not anticipated that any sales tax shall be due and payable, Purchaser agrees that Purchaser shall pay any sales tax assessed in connection with the sale of the Property to Purchaser and save, defend, indemnify, and hold harmless Purchaser and its partners, directors, officers, principals, shareholders, agents and employees from and against any claim arising from or in connection with any sales tax which may now or hereafter be imposed upon Seller or the Property with respect to the sale of any personal property, together with all reasonable costs, expenses and liabilities in connection with each such claim or action or proceeding brought thereon, including without limitation, all reasonable attorneys’ fees and expenses.  In case any action be brought against Seller and/or its partners, directors, officers, principals, shareholders, agents and/or employees by reason of any such claim, Purchaser, upon notice from Seller, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Seller).  The provisions of this Article 15 shall survive the termination or expiration of this Agreement by closing or otherwise.  The parties hereto agree that no part of the Purchase Price is attributable to personal property.

ARTICLE 16

UNPAID TAXES

16.1                           The amount of any unpaid real estate taxes, assessments, water charges and sewer rents other than items subject to proration as heretofore provided, which Seller is obligated to pay and discharge may, at the option of Seller, be allowed to Purchaser out of the Cash Balance, provided that official bills therefor with interest and penalties thereon calculated to said date are furnished by Seller at the Closing.

16.2                           Seller may use any portion of the Cash Balance to satisfy any liens or encumbrances which exist on the Closing Date which are not Permitted Encumbrances, provided that Seller delivers to Purchaser at Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments, or pay such sums or perform such acts as will enable the Title Company to insure Purchaser that such lien(s) will not be collected out of the Property, or deposit with Purchaser’s attorneys reasonably sufficient funds to enable Purchaser’s attorneys to obtain and record such instruments.

16.3                           The existence of (i) any taxes, assessments, water charges, or sewer rents referred to in Section 16.1 hereof, or (ii) any other liens or encumbrances, shall not be deemed Subsequent Title Objections if Seller elects to proceed pursuant to the provisions of Section 16.2 hereof, provided that Seller complies with the requirements set forth in Sections 16.1 and 16.2 hereof.

16.4                           If Seller requests within a reasonable time prior to the Closing Date, Purchaser agrees to provide at the Closing separate certified checks or official cashier’s checks, which in the aggregate equal the amount of the Cash Balance, in order to facilitate the satisfaction of any unpaid (and due) real estate taxes, assessments, water charges or sewer rents, liens and/or encumbrances referred to in

Section 16.1, and, if Seller elects to proceed pursuant to the provisions of Section 16.2, the payment of any liens and encumbrances referred to therein.

ARTICLE 17

THE CLOSING

17.1                           The Closing.  The sale and purchase of the Property contemplated by the terms and conditions of this Agreement shall be consummated at the Closing.

17.1.1                  Location and Date of Closing.  Subject to the satisfaction of the terms and conditions herein set forth, the Closing shall take place at 10:00 A.M., on December 15, 2004 (the “Initial Closing Date”), at the offices of Seller’s attorneys, Piper Rudnick LLP, 1251 Avenue of the Americas, New York, New York 10020 (“Piper Rudnick”), or, at Purchaser’s option, at the offices of (a) the lending institution providing Purchaser’s financing for Purchaser’s purchase of the Property, or (b) such lending institution’s attorneys, provided that in either case such offices are located in the Borough of Manhattan, New York City and the pre-closing of this transaction shall take place at Piper Rudnick.

17.1.2                  Delivery of Documents.  At the Closing, the Deed shall be delivered to the Purchaser upon Seller’s receipt of the payments provided for in Article 2, and the delivery of the documents referred to in Section 13.2.

17.2                           Right to Adjourn; Time of Essence.  Subject to Seller’s right to adjourn the Closing pursuant to Section 3.6, each of Seller and Purchaser shall have the right to adjourn the Closing to a date on or prior to December 30, 2004, upon prior written notice to the other party.  Time shall be of the essence for Purchaser to close the purchase of the Property pursuant to this Agreement on or prior to December 30, 2004.  The date on which the Closing occurs in accordance with this Agreement is herein called the “Closing Date.”

17.3                           Business Days. For purposes of this Agreement, the term “Business Day” shall mean all days except Saturdays, Sundays, and all days observed by the Federal Government or New York State as legal holidays.

ARTICLE 18

NOTICES

Except as otherwise provided in this Agreement, any and all notices, elections, demands, requests and responses permitted or required to be given pursuant to this Agreement shall be in writing, signed by the party giving the same or by its attorneys, and shall be deemed to have been duly given and effective upon being:  (i) personally delivered with receipt for delivery, or (ii) deposited with a nationally recognized express overnight delivery service (e.g., Federal Express) for next Business Day delivery with receipt for delivery, in either case to the other party at the address of such other party set forth below, or at such other address within the continental United States as may be designated by a notice of change of address and given in accordance herewith.  The time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof.  Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall be deemed given and received at the time delivered.  Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice has been received, shall also constitute receipt.  Any such notice, election, demand, request or response shall be addressed to the respective parties as follows:

(a)

if to Seller, to:

The New York Times Company
229 West 43rd Street
New York, New York 10036

Attention: Herbert W. Valentine

with a copy to:

The New York Times Company
229 West 43rd Street
New York, New York 10036
Attention: Kenneth A. Richieri, Esq.
Deputy General Counsel

and to:

Piper Rudnick LLP
1251 Avenue of the Americas
New York, New York 10020
Attention: Martin D. Polevoy, Esq.

(b)

if to Purchaser, to:

Tishman Speyer Development, L.L.C.
c/o Tishman Speyer Properties, L.P.
520 Madison Avenue, 6th Floor
New York, New York 10022
Attention: Chief Legal Officer

with a copy to:

Tishman Speyer Development, L.L.C.
c/o Tishman Speyer Properties, L.P.
520 Madison Avenue, 6th Floor
New York, New York 10022
Attention: Chief Financial Officer

and to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Jonathan Mechanic, Esq.

ARTICLE 19

DEFAULT

19.1                           Purchaser’s Default.  If Purchaser fails to accept title and pay the Cash Balance in accordance with this Agreement, the Deposit, together with all interest accrued thereon, if any, shall be retained by Seller as liquidated damages as Seller’s sole and exclusive remedy.  The provisions herein contained for liquidated and agreed upon damages are bona fide provisions for such and are not a penalty, the parties agreeing that by reason of Seller binding itself to the sale of the Property and by reason of the withdrawal of the Property from sale at a time when other parties would be interested in acquiring the Property, that Seller will sustain damages if Purchaser defaults, which damages will be substantial but will not be capable of determination with mathematical precision, and therefore, as aforesaid, this provision for liquidated and agreed upon damages has been incorporated in this Agreement as a provision beneficial to both parties.  Notwithstanding the foregoing provisions of this Section, there shall be no limitation on Purchaser’s liabilities or Seller’s remedies with respect to any indemnities made by Purchaser that are specifically stated herein to survive the termination of this Agreement.

19.2                           Seller’s Default.  Reference is hereby made to Sections 20.1 and 20.2 hereof for Purchaser’s exclusive remedies in the event of a breach of representation or failure to perform any agreement set forth in this Agreement on the part of Seller.  If Seller refuses to deliver the Deed to Purchaser pursuant to the provisions of this Agreement, Purchaser’s sole remedy shall be either to (i) terminate this Agreement and receive a refund of the Deposit, inclusive of any interest accrued thereon, or (ii) bring an action for specific performance of Seller’s obligations under this Agreement, provided, however, that  if Purchaser shall not have commenced an action for specific performance within thirty (30) days after the date of Seller’s default or alleged default, then Purchaser shall be deemed to have irrevocably elected to proceed pursuant to clause (i) of this sentence.

ARTICLE 20

CONDITIONS; SURVIVAL

20.1                           Conditions.                                  (a)  If Purchaser has actual knowledge that (i) any representation of Seller hereunder is untrue, as of the date represented, or (ii) Seller has failed to perform, observe or comply with any covenant, agreement or condition to be performed hereunder, Purchaser shall notify Seller of such in writing within seven (7) days after discovery by Purchaser.  Purchaser’s failure to so notify Seller no later than one (1) Business Day prior to the Closing Date shall be deemed to constitute Purchaser’s waiver of same as a condition to Closing and otherwise.

(b)                                 In the event that (A) any of Seller’s representations made in Section 3.1 hereof are not true in any material respect as of the date that such representation was made, or (B) Purchaser has actual knowledge that any of Seller’s representations referred to in clause (A) of this sentence are untrue as of the date represented, then Purchaser may, as its sole remedy (whether at law or in equity), all other claims for damages or specific performances being hereby  expressly waived by Purchaser, elect to terminate this Agreement, and the sole liability of Seller shall be to return to Purchaser the Deposit, together with any interest accrued thereon, and thereupon, this Agreement shall be null and void and the parties hereto shall be relieved of all further obligations and liability under this Agreement, other than with respect to those obligations and liabilities which expressly survive the termination of this Agreement.

20.2                           Survival.  Except as specifically set forth to the contrary in this Agreement, none of the representations, warranties, covenants, indemnities, agreements, obligations or commitments made by Seller in this Agreement shall survive the Closing, the same being merged in the conveyance.  If survival is herein provided and no time specified, such matter or matters shall be the basis for a claim against Seller only if asserted in writing within six (6) months after the Closing Date.

ARTICLE 21

SUCCESSORS AND ASSIGNS

21.1                           Assignment.  This Agreement may not be assigned by Purchaser except to an entity that is a limited liability company, limited partnership, corporation or tenancy-in-common, provided that the managing member of such limited liability company, general partner of such partnership, controlling shareholder or officers of such corporation or majority tenant of such tenancy-in-common, as applicable, are institutional investors (such as, by way of example only, pension funds, banks or investment banks) and shall be controlled, directly or indirectly, by Tishman Speyer Properties, L.P., Tishman Speyer Crown Equities or Tishman Speyer Real Estate Venture VI, L.P. (collectively, “Tishman-Speyer Entities”) and any one of such Tishman Speyer Entities have management authority over the operations of the Property, except for certain consent rights of its other members or partners as are specified in the applicable organizational documents of such entities.  Any other assignment or attempted assignment by Purchaser shall be deemed null and void and of no force or effect.  A copy of any assignment permitted hereunder, together with an agreement of the assignee assuming all of the terms and conditions of this Agreement to be performed by Purchaser, in form reasonably satisfactory to Seller, shall be delivered to Seller at least two (2) Business Days prior to such assignment, and in any event no such assignment shall relieve Purchaser from its obligations under this Agreement.

ARTICLE 22

BROKERS

22.1                           Purchaser’s Representation.  Purchaser represents and warrants to Seller that it has not  dealt with any broker, finder or consultant other than CB Richard Ellis [successor in interest to Insignia/ESG, Inc. (the “Broker]”), in connection with the transaction which is the subject of this Agreement, and that all negotiations involving Purchaser with respect to the terms of this Agreement were conducted by or through Broker.  Purchaser further represents and warrants that in the event any claim is made for a broker’s, finder’s or consultant’s commission or fee by anyone other than Broker as a result of any acts or actions of Purchaser or its representatives with respect to the within transaction, Purchaser, its heirs, successors and assigns do hereby agree to indemnify and hold harmless Seller and its partners, directors, officers, principals, shareholders, agents and employees from and against any claim arising from or in connection with such claims for a broker’s, finder’s or consultant’s commission or fee by anyone other than the Broker, together with all reasonable costs, expenses and liabilities in connection with each such claim or action or proceeding brought thereon, including without limitation, all reasonable attorneys’ fees and expenses.  In case any action be brought against Seller and/or its partners, directors, officers, principals, shareholders, agents and/or employees by reason of any such claim, Purchaser, upon notice from Seller, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Seller).  Purchaser’s indemnity and hold harmless provision pursuant to this Article 22 shall survive the termination or expiration of this Agreement by closing or otherwise.  Seller shall pay the brokerage commission to Broker in accordance with Seller’s agreement with Broker if and when title passes hereunder.

ARTICLE 23

ESCROW

The parties hereto have mutually requested that Piper Rudnick LLP act as escrow agent (the “Escrow Agent”) for the purpose of holding the Deposit in accordance with the terms of this Agreement and the Escrow Letter executed by and among Seller, Purchaser and Escrow Agent contemporaneously with the execution of this Agreement in the form of Exhibit 7 annexed hereto (the “Escrow Letter”).  Purchaser recognizes that Escrow Agent represents Seller herein and has agreed to act as Escrow Agent as an accommodation to both parties hereto.  Purchaser further acknowledges and agrees that in the event of any dispute between the parties to this Agreement or the Escrow Letter, Escrow Agent shall be free to continue its representation of Seller with regard to these matters.  The Deposit, together with the interest accrued thereon, if any, shall be held by Escrow Agent until the earlier of the Closing, or such time as Seller or Purchaser may be entitled to a refund thereof in accordance with this Agreement.  At such time Escrow Agent shall remit said sum, together with any interest actually accrued thereon, to the party entitled thereto in accordance with this Agreement.  At the Closing, the Deposit, together with any interest actually accrued thereon, shall be paid to Seller as a credit against the Purchase Price.  Escrow Agent shall have no liability to Seller or Purchaser with respect to the amount of interest earned on the Deposit while in escrow.

ARTICLE 24

MISCELLANEOUS

24.1                           Merger.  This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, representations and statements are merged into this Agreement.  Neither this Agreement nor any provisions hereof may be modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.  Unless otherwise provided herein, no provision of this Agreement may be waived except by an instrument in writing signed by the party against which the enforcement of such waiver is sought.

24.2                           Headings.  The Article, Section, Schedule and Exhibit headings used herein are for convenience only, and are not to be used in determining the meaning of this Agreement or any part hereof.

24.3                           Governing Law.  This Agreement and its interpretation and enforcement shall be governed by the laws of the State of New York without regard to conflict of law principles.

24.4                           Jurisdiction.  For the purposes of any suit, action or proceeding involving this Agreement, Seller and Purchaser hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of New York, County of New York, and consent that any order, process, notice of motion or other application to or by any such court, or a judge thereof, may be served within or without such court’s jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and Seller and Purchaser agree that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties.  In furtherance of such agreement, Seller and Purchaser agree upon the request of the other party to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

24.5                           Waiver of Venue and Inconvenient Forum Claims.  Seller and Purchaser hereby irrevocably waive any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the City, County and State of New York, and hereby further irrevocably waive any claim that any such suit, action or proceeding is brought in any inconvenient forum.

24.6                           Waiver of Jury Trial.  Each of the parties hereto waives, irrevocably and unconditionally, any and all right to trial by jury in any action brought on, under, or by virtue of, or relating in any way to this Agreement or the transactions contemplated hereby, or any of the documents executed in connection herewith, the Property, or any claims, defenses, rights of set-off or other actions pertaining hereto or to any of the foregoing.

24.7                           Successors and Assigns.  This Agreement shall be binding on the permitted successors and assigns of the parties hereto.

24.8                           Invalid Provisions.  If any term or provision of this Agreement, or any part of any term or provision, or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement or the application of such term or provision or remainder thereof to persons or circumstances other than those as to which it is held invalid and unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

24.9                           Schedules and Exhibits.  All Schedules and Exhibits which are annexed to this Agreement are a part of this Agreement and are incorporated herein by reference.

24.10                     No Other Parties.  The provisions of this Agreement are for the sole benefit of the parties to this Agreement and their successors and permitted assigns, and shall not give rise to any rights by or on behalf of anyone other than such parties, and no party is intended to be a third party beneficiary hereof.  No provisions of this Agreement, or of any of the documents and instruments executed in connection herewith, shall be construed as creating in any person or entity other than Purchaser and Seller and their permitted assigns any rights of any nature whatsoever.

24.11                     Interpretation.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

24.12                     Counterparts; Faxed Signatures.  This Agreement may be executed in multiple counterparts, each of which shall, when executed, be deemed to be an original, and all of which when taken together shall constitute but one agreement.  Each party may rely upon a faxed counterpart of this Agreement executed and delivered by the other party as if such counterpart were an original counterpart.

24.13                     Binding Effect.  This Agreement shall not become a binding obligation upon Seller until the same has been fully executed by Purchaser and Seller, and until a fully executed original counterpart thereof has been delivered by Seller to Purchaser.

24.14                     Recordation.  Neither this Agreement, nor any other document related hereto, nor any memorandum thereof shall be recorded, and any such recording shall be void and of no force or effect.

24.15                     Litigation Fees.  In the event that any litigation arises under this Agreement, the prevailing party (which term shall mean the party which obtains substantially all of the relief sought by such party) shall be entitled to recover, as a part of its judgment, reasonable attorneys’ fees.

24.16                     Exculpation.  Seller agrees that it shall not sue for, seek or demand any money or other judgment against any affiliate of Purchaser, any direct or indirect member, manager, shareholder, partner, beneficiary or other owner of a direct or indirect beneficial ownership interest in Purchaser or such affiliate, or any director, officer, employee, trustee or agent of any of the foregoing in any action or proceeding under or by reason of or in connection with this Agreement.

24.17                     Defined Terms.  The references to defined terms used in this Agreement are listed in the Section of this Agreement entitled “Defined Terms.”

24.18                     Singular/Plural.  The use of the singular shall be deemed to include the plural, and vice versa, whenever the context so requires.

24.19                     Press Releases.  Neither party hereto shall issue any press release or otherwise publicize the transaction contemplated hereby without the other party’s prior written consent, except to the extent required by applicable law.

24.20                     Possession Delivery Date.  The “Possession Delivery Date” shall mean the date that is the scheduled “Expiration Date” of the NYT Occupancy Lease or the earlier termination of the term thereof.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sale and Purchase as of the date first above written.

THE NEW YORK TIMES COMPANY, Seller

By:	/s/ Kenneth A. Richieri
Name:	Kenneth A. Richieri
Title:	Vice President and Deputy General Counsel

TISHMAN SPEYER DEVELOPMENT, L.L.C., Purchaser

By:	/s/ Paul A. Galiano
Name:	Paul A. Galiano
Title:	Vice President

SCHEDULE A

Description of Land

PARCEL 1

ALL that lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street distant two hundred seventy-five feet easterly from the corner formed by the intersection of the northerly side of 43rd Street with the easterly side of 8th Avenue;

RUNNING THENCE northerly parallel with the easterly side of 8th Avenue, one hundred feet five inches to the center line of the block;

THENCE easterly along the said center line of the block, seventy-four feet nine inches;

THENCE southerly again parallel with the easterly side of 8th Avenue, one hundred feet five inches to the northerly side of 43rd Street;

THENCE westerly along the said northerly side of 43rd Street, seventy-four feet nine inches to the point or place of BEGINNING.

PARCEL 2

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, in the County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street, distant two hundred and fifty (250) feet westerly from the northwesterly corner of 43rd Street and 7th Avenue;

RUNNING THENCE northerly along a line parallel with the westerly side of 7th Avenue, one hundred (100) feet four (4) inches;

THENCE westerly along a line parallel with the northerly side of 43rd Street, two hundred (200) feet;

THENCE southerly along the line parallel with the westerly side of 7th Avenue to the northerly side of 43rd Street, one hundred (100) feet, four (4) inches;

THENCE easterly along the northerly side of 43rd Street, two hundred (200) feet to the point or place of BEGINNING.

PARCEL 3

ALL that strip of land, situate in the Borough of Manhattan, City of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street distant three hundred forty nine feet, nine inches easterly form the corner formed by the intersection of the easterly side of Eighth Avenue with the northerly side of 43rd Street;

RUNNING THENCE northerly parallel with 8th Avenue, one hundred feet five inches to the centre line of the block;

THENCE easterly along said centre line of the block, three inches;

THENCE southerly again parallel with 8th Avenue, one hundred feet five inches to the inches side of 43rd Street; and

THENCE westerly along the said northerly side of 43rd Street, three inches to the point or place of BEGINNING.

PARCEL 4

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street, distant 207 feet westerly from the corner formed by the westerly side of Broadway or 7th Avenue with the northerly side of 43rd Street;

RUNNING THENCE northerly parallel with the westerly side of Broadway or 7th Avenue, 100 feet 5 inches to the center line of the block;

THENCE westerly along the center line of the block, 43 feet;

THENCE southerly at right angles to 43rd Street, 100 feet 5 inches to the northerly side of 43rd Street; and

THENCE easterly along the northerly side of 43rd Street, 43 feet to the point or place of BEGINNING.

PARCEL 5

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, more particularly bounded and described as follows:

BEGINNING at a point on the southerly side of 44th Street, distant two hundred and seven feet westerly from the corner formed by the intersection of the southerly side of 44th Street and the westerly side of Broadway;

THENCE southerly parallel with the westerly side of Broadway, one hundred feet five inches to the center line of the block;

THENCE westerly along the center line of the block and parallel with the southerly side of 44th Street, one hundred eighty-six feet three inches;

THENCE northerly again parallel with the westerly side of Broadway one hundred feet five inches to the southerly side of 44th Street;

THENCE easterly along the southerly side of 44th Street, one hundred eight-six feet three inches to the point or place of BEGINNING.

SCHEDULE B

Leases, Subleases and Occupancy Agreement

1.	Asahi Shimbun America, Inc. (month to month lease)

2.	New York Times Employees Credit Union (no written agreement)

3.	MARUJUPU, Inc. (no written agreement)

4.	New York Times Company Foundation, Inc. (no written agreement)

SCHEDULE C

Contract Survey

[Survey of the Land described in Schedule A]

SCHEDULE D

Covenants, Restrictions, Easements, and Agreements of Record
And Other Matters

(Purchaser accepts Title subject to same)

Title Exceptions

1.                                       Rights of tenants or persons in possession limited to The New York Times Company and the permitted occupants claiming through The New York Times Company, as tenants only.(1)

2.                                       Real estate taxes, water and sewer charges, inspection fees, vault taxes and assessments (including without limitation, business improvement district assessments, if any) not yet due and payable (subject to apportionment).

3.                                       Any and all present and future laws, regulations, restrictions, requirements, ordinances, resolutions and orders (including without limitation, any of the foregoing relating to zoning, building and environmental protection) as to the use, occupancy, subdivision or improvement of the Property adopted or imposed by any bureau, board, commission, legislature, department or other governmental body.

4.                                       [Intentionally Omitted]

5.                                       Covenants and Restrictions in Liber 950 cp 281, but omitting any covenant, condition or restriction, if any, based on race, color, religion, sex, handicap, familial status or national origin unless and only to the extent that the covenant, condition or restriction (a) is exempt under Title 42 of the United States Code, or (b) relates to handicap but does not discriminate against handicapped persons. Any present or future violations of said covenants and restrictions will not result in the forfeiture or reversion of title to the premises being insured by the Title Company. (Affects Parcel 1)

6.                                       Agreement made between Vincent Astor (sometimes known as William Vincent Astor) and Theresa Powers dated 1/18/1943 and recorded 10/22/1943 in Liber 4187 cp 433. (Affects Parcel 5)

7.                                       Premises or part of the premises have been designated as a Landmark, Landmark Site or Historic District by an instrument recorded on 6/26/2001 in Reel 3311 Page 248, and are subject to the restricted use as provided in Chapter 74 of the New York City Charter and Title 25, Chapter 3 of the New York City Administrative Code.

(1) The foregoing exception shall no longer be deemed a Permitted Encumbrance as of the Possession Delivery Date.

8.                                       Premises or part of the premises have been designated as a Landmark, Landmark Site or Historic District by an instrument 7/15/2002, recorded on 8/20/2002 in Reel 3588 Page 1216, and are subject to the restricted use as provided in Chapter 74 of the New York City Charter and Title 25, Chapter 3 of the New York City Administrative Code.

SCHEDULE E

Excluded Personal Property

see attached

Excluded Personal Property

All the News that’s Fit to Print  Location:  Above 2 front revolving Doors First Floor

Astrological Light Fixture    Location:  Front stairway to 2nd Floor

Illuminated Signage   Location:  16 on 43rd Street, 9 on 44th Street

Stained Glass Windows Editorial Department

New Editorial Board Room

Door to Library     Location:  10th Floor

Library

Stained Glass Windows   Location 8th Floor Book Review

Historic Site of Journalism Plaque    Location:  Entrance to 43rd Street Building

Wallpaper Landscape    Location:  Publisher’s Dining Room 11th Floor

Statue       Location: 12th Floor Terrace

Wall Sculpture   Location:  10th Floor Corridor

SCHEDULE F

[Intentionally Omitted]

SCHEDULE G

Pending Litigation

None

EXHIBIT 1

Deed

BARGAIN AND SALE DEED

THE NEW YORK TIMES COMPANY

TO

TISHMAN SPEYER DEVELOPMENT, L.L.C.

County:	New York
Block:	1015
Lots:	12
Address:	229 West 43rd Street, New York, New York

Record and Return to:

Piper Rudnick LLP

1251 Avenue of the Americas

New York, New York 10020

Attn: Martin D. Polevoy, Esq.

BARGAIN AND SALE DEED

THIS INDENTURE, made as of the                   day of December, 2004 by THE NEW YORK TIMES COMPANY, a New York corporation, having an office at 229 West 43rd Street, New York, New York 10036 (herein called “Grantor”) and TISHMAN SPEYER DEVELOPMENT, L.L.C., a Delaware limited liability company, having an office at c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, 6th Floor, New York, New York 10022 (herein called “Grantee”).

WITNESSETH, that Grantor, in consideration of Ten Dollars ($10.00) and other valuable consideration paid by Grantee, does hereby grant and release unto Grantee, the heirs or successors and assigns of Grantee forever,

ALL of Grantor’s right, title and interest in that certain plot, piece or parcel of land with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, County of New York, State of New York, as more particularly described on Schedule A annexed hereto and made a part hereof,

TOGETHER with all right, title and interest, if any, of Grantor in and to any streets and roads abutting the above-described premises to the center lines thereof,

TOGETHER with the appurtenances and all the estate and rights of Grantor in and to said premises,

TO HAVE AND TO HOLD the premises herein granted unto Grantee, the heirs or successors and assigns of Grantee forever,

AND Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

[signature page to follow]

[SIGNATURE PAGE TO BARGAIN AND SALE DEED]

IN WITNESS WHEREOF, Grantor has duly executed this deed the day and year first above written.

THE NEW YORK TIMES COMPANY

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the             day of December, 2004, before me, the undersigned, a notary public in and for said state, personally appeared                                                  personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual (or the person upon behalf of whom the individual acted), executed the instrument.

Notary Public

SCHEDULE A

Legal Description

PARCEL 1

ALL that lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street distant two hundred seventy-five feet easterly from the corner formed by the intersection of the northerly side of 43rd Street with the easterly side of 8th Avenue;

RUNNING THENCE northerly parallel with the easterly side of 8th Avenue, one hundred feet five inches to the center line of the block;

THENCE easterly along the said center line of the block, seventy-four feet nine inches;

THENCE southerly again parallel with the easterly side of 8th Avenue, one hundred feet five inches to the northerly side of 43rd Street;

THENCE westerly along the said northerly side of 43rd Street, seventy-four feet nine inches to the point or place of BEGINNING.

PARCEL 2

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, in the County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street, distant two hundred and fifty (250) feet westerly from the northwesterly corner of 43rd Street and 7th Avenue;

RUNNING THENCE northerly along a line parallel with the westerly side of 7th Avenue, one hundred (100) feet four (4) inches;

THENCE westerly along a line parallel with the northerly side of 43rd Street, two hundred (200) feet;

THENCE southerly along the line parallel with the westerly side of 7th Avenue to the northerly side of 43rd Street, one hundred (100) feet, four (4) inches;

THENCE easterly along the northerly side of 43rd Street, two hundred (200) feet to the point or place of BEGINNING.

PARCEL 3

ALL that strip of land, situate in the Borough of Manhattan, City of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street distant three hundred forty nine feet, nine inches easterly form the corner formed by the intersection of the easterly side of Eighth Avenue with the northerly side of 43rd Street;

RUNNING THENCE northerly parallel with 8th Avenue, one hundred feet five inches to the centre line of the block;

THENCE easterly along said centre line of the block, three inches;

THENCE southerly again parallel with 8th Avenue, one hundred feet five inches to the inches side of 43rd Street; and

THENCE westerly along the said northerly side of 43rd Street, three inches to the point or place of BEGINNING.

PARCEL 4

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street, distant 207 feet westerly from the corner formed by the westerly side of Broadway or 7th Avenue with the northerly side of 43rd Street;

RUNNING THENCE northerly parallel with the westerly side of Broadway or 7th Avenue, 100 feet 5 inches to the center line of the block;

THENCE westerly along the center line of the block, 43 feet;

THENCE southerly at right angles to 43rd Street, 100 feet 5 inches to the northerly side of 43rd Street; and

THENCE easterly along the northerly side of 43rd Street, 43 feet to the point or place of BEGINNING.

PARCEL 5

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, more particularly bounded and described as follows:

BEGINNING at a point on the southerly side of 44th Street, distant two hundred and seven feet westerly from the corner formed by the intersection of the southerly side of 44th Street and the westerly side of Broadway;

THENCE southerly parallel with the westerly side of Broadway, one hundred feet five inches to the center line of the block;

THENCE westerly along the center line of the block and parallel with the southerly side of 44th Street, one hundred eighty-six feet three inches;

THENCE northerly again parallel with the westerly side of Broadway one hundred feet five inches to the southerly side of 44th Street;

THENCE easterly along the southerly side of 44th Street, one hundred eight-six feet three inches to the point or place of BEGINNING.

EXHIBIT 2

Bill of Sale

KNOW ALL MEN BY THESE PRESENTS that THE NEW YORK TIMES COMPANY, having an office at 229 West 43rd Street, New York, New York 10036 (“Seller”) for and in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration to it in hand paid, at or before the unsealing and delivery of these presents by [TISHMAN SPEYER DEVELOPMENT L.L.C.], having an office at c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, 6th Floor, New York, New York 10022 (“Purchaser”), the receipt and sufficiency whereof are hereby acknowledged, has transferred and conveyed and by these presents does quitclaim, release, transfer and convey unto Purchaser, its successors and assigns, all fixtures, machinery and equipment to the extent same constitute personal property, and all other personal property (collectively, the “Personal Property”) owned by Seller, attached or appurtenant to, or used in connection with the occupancy and operation of those certain premises known as 229 West 43rd Street, New York, New York 10036 (the “Premises”), other than the personal property described on Exhibit A annexed hereto.(2)

TO HAVE AND TO HOLD, the same unto Purchaser, its successors and assigns, forever.

This transfer is made as part of the transfer of the Premises by Seller to Purchaser as of the date hereof, and both parties agree and acknowledge that no part of the consideration therefor is allocated to the Personal Property.

(2) Excluded personal property.  TBC

This transfer is made without representation, warranty or guaranty by, or recourse against, Seller of any kind whatsoever.

Neither Seller nor any agent or representative of Seller has made, and Seller is not liable or bound in any manner by, any express or implied warranties, guaranties, inducements, representations or information pertaining to the Personal Property or any part thereof, the physical condition, the uses which can be made of the same or any other matter or thing with respect thereto and the Personal Property is being transferred “as is”.

IN WITNESS WHEREOF, Seller has signed this instrument as of this             day of December, 2004.

THE NEW YORK TIMES COMPANY

By:
Name:
Title:

EXHIBIT A

Excluded Personal Property

All the News that’s Fit to Print  Location:  Above 2 front revolving Doors First Floor

Astrological Light Fixture    Location:  Front stairway to 2nd Floor

Illuminated Signage   Location:  16 on 43rd Street, 9 on 44th Street

Stained Glass Windows Editorial Department

New Editorial Board Room

Door to Library     Location:  10th Floor

Library

Stained Glass Windows   Location 8th Floor Book Review

Historic Site of Journalism Plaque    Location:  Entrance to 43rd Street Building

Wallpaper Landscape    Location:  Publisher’s Dining Room 11th Floor

Statue        Location: 12th Floor Terrace

Wall Sculpture   Location:  10th Floor Corridor

EXHIBIT 3

Assignment of Licenses and/or Permits

KNOW ALL MEN BY THESE PRESENTS that THE NEW YORK TIMES COMPANY, having an office at 229 West 43rd Street, New York, New York 10036 (the “Assignor”) in consideration of Ten ($10.00) Dollars and other good and valuable consideration in hand paid by TISHMAN SPEYER DEVELOPMENT L.L.C., having an office at c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, 6th Floor, New York, New York 10022 (the “Assignee”), the receipt and sufficiency of which are duly acknowledged, hereby assigns and quitclaims unto Assignee all of Assignor’s right, title and interest, if any, in and to all assignable licenses and/or permits, if any, relating to and affecting those certain premises known as 229 West 43rd Street, New York, New York 10036 (the “Premises”).

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions therein contained.

This Assignment is made in connection with the transfer this day of the Premises by Assignor to Assignee.

This Assignment is made without warranty or representation by, or recourse against Assignor of any kind whatsoever.

IN WITNESS WHEREOF, the undersigned has signed this Assignment as of this           day of December, 2004.

THE NEW YORK TIMES COMPANY

By:
Name:
Title:

EXHIBIT 4

Assignment of Warranties and Guarantees

KNOW ALL MEN BY THESE PRESENTS that THE NEW YORK TIMES COMPANY, having an office at 229 West 43rd Street, New York, New York 10036 (the “Assignor”), in consideration of Ten ($10.00) Dollars and other good and valuable consideration in hand paid by TISHMAN SPEYER DEVELOPMENT L.L.C., having an office at c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, 6th Floor, New York, New York 10022 (the “Assignee”), the receipt and sufficiency of which are duly acknowledged, hereby assigns and quitclaims unto Assignee all of Assignor’s right, title and interest, if any, in and to all assignable warranties and guarantees of contractors, manufacturers, suppliers and/or installers, if any, relating to those certain premises known as 229 West 43rd Street, New York, New York 10036 (the “Premises”), including all assignable warranties and guarantees covering the materials, goods and equipment installed in or upon the Premises.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions therein contained.

This Assignment is made in connection with the transfer this day of the Premises by Assignor to Assignee.

This Assignment is made without warranty or representation by, or recourse against, Assignor of any kind whatsoever.

IN WITNESS WHEREOF, the undersigned has signed this Assignment as of this            day of December, 2004.

THE NEW YORK TIMES COMPANY

By:
Name:
Title:

EXHIBIT 5

Post-Closing Adjustment Letter

[Letterhead of Seller]

[Date]

Tishman Speyer Development, L.L.C.
c/o Tishman Speyer Properties, L.P.
520 Madison Avenue, 6th Floor
New York, New York  10022

Re:	The New York Times Company (“Seller”) to Tishman Speyer Development, L.L.C. (“Purchaser”)
229 West 43rd Street, New York, New York 10036 (the “Premises”)

Gentlemen:

In connection with the closing adjustments made pursuant to the transfer of title of the Premises by the undersigned to you, a copy of which closing adjustments is annexed hereto, it is hereby agreed that if any arithmetic calculations shall prove to be erroneous, or any adjustment shall be omitted, same shall be adjusted between you and the undersigned after the Closing.  Any such adjustment shall be paid promptly after same is ascertained.  The obligation to correct any erroneous adjustment or to make any additional adjustment in accordance with the above shall survive the Closing.

Very truly yours,

THE NEW YORK TIMES COMPANY

By:
Name:
Title:
AGREED AND CONSENTED TO: TISHMAN SPEYER DEVELOPMENT, L.L.C.

By:
Name:
Title:

EXHIBIT 6

FIRPTA Certificate

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by THE NEW YORK TIMES COMPANY, the undersigned hereby certifies the following on behalf of THE NEW YORK TIMES COMPANY:

1.                                       The New York Times Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.                                       The New York Times Company ‘s U.S. employer identification number is 13-1102020, and

3.                                       The New York Times Company ‘s office address is 229 West 43rd Street, New York, New York 10036.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of THE NEW YORK TIMES COMPANY.

Dated:
Name:
Title:

EXHIBIT 7

Escrow Letter

Dated:  November 7, 2004

Piper Rudnick LLP

1251 Avenue of the Americas

New York, New York 10020

Re:	Agreement of Sale and Purchase (the “Agreement”) between
The New York Times Company (“Seller”) and
Tishman Speyer Development, L.L.C. (“Purchaser”)
dated November 7, 2004
Premises: 229 West 43rd Street, New York, New York 10036

Gentlemen:

Pursuant to the above-referenced Agreement made this date by and between the undersigned, you are required to act as escrow agent, to hold $20,000,000 (“Escrow Deposit”) in escrow, in accordance with the terms and conditions hereinafter set forth. The Escrow Deposit shall be deposited in an interest bearing account with Citibank, N.A.

The Escrow Deposit together with interest earned thereon, if any, shall be released or delivered to the party entitled thereto pursuant to the Agreement with reasonable promptness after you shall have received notice:

(a)                                  from both parties to this Escrow Letter authorizing release of the Escrow Deposit; or

(b)                                 of the occurrence of either of the following events:

(i)                                     the closing under the Agreement; or

(ii)                                  the receipt by Escrow Agent of  a written notice from either party to this Escrow Letter stating that an event has occurred under the Agreement entitling the party delivering such notice to the Escrow Deposit, whereupon Escrow Agent shall deliver written notice (the “Default Notice”) thereof to the other party and, unless such other party shall have delivered a written notice of objection to Escrow Agent within ten (10) days following receipt by such other party of the Default Notice, Escrow Agent shall deliver the Escrow Deposit to the party initially requesting the Escrow Deposit.

It is agreed that the duties of Escrow Agent are only such as are herein specifically provided, being purely ministerial in nature, and that Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence so long as Escrow Agent has acted in good faith. The undersigned hereby release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of Escrow Agent’s duties hereunder.

Escrow Agent shall be under no responsibility with respect to the Escrow Deposit other than faithfully to follow the instructions herein contained. Without limiting the generality of the foregoing, Escrow Agent shall have no responsibility to protect the Escrow Deposit, or to do any act or thing whatever in regard to the Escrow Deposit. Escrow Agent shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Escrow Deposit or for any diminution in value of the Escrow Deposit from any cause. Escrow Agent may consult with counsel and shall be fully protected in any action taken in good faith, in accordance with such advice. Escrow Agent shall not be required to defend any legal proceedings which may be instituted against Escrow Agent in respect of the subject matter of these instructions unless requested to do so by the undersigned and indemnified to the satisfaction of Escrow Agent against the cost and expense of such defense. Escrow Agent shall not be required to institute legal proceedings of any kind. Escrow Agent shall have no  responsibility for the genuineness or validity of any document or other item deposited with Escrow Agent, and shall be fully protected in acting in accordance with any written instructions given to Escrow Agent hereunder and believed by Escrow Agent to have been signed by the proper parties.

The Escrow Deposit shall include interest thereon actually earned from the date deposited in an interest bearing form to the date withdrawn. Escrow Agent shall not have any duty to maximize the rate or interest or duration of interest bearing form. If deposited in a form which is not convertible to cash when Escrow Agent is required to release the Escrow Deposit, Escrow Agent shall be deemed to have complied with the requirement of release by delivery of a duly executed assignment of its rights in the Escrow Deposit.  The parties hereto acknowledge and agree that, as of the date hereof, Purchaser has not provided Escrow Agent with its federal tax identification number and, until same is provided to Escrow Agent, interest will not accrue on the Escrow Deposit and the Escrow Deposit shall not be placed in an interest-bearing account.

Escrow Agent assumes no liability under this Escrow Letter except that of a stakeholder. If there is any dispute as to whether Escrow Agent is obligated to deliver the Escrow Deposit, or as to whom the Escrow Deposit is to be delivered, Escrow Agent will not be obligated to make any delivery of the Escrow Deposit, but in such event may hold the Escrow Deposit until receipt by Escrow Agent of an authorization in writing signed by all the persons having interest in such dispute, directing the disposition of the Escrow Deposit, or in the absence of such authorization, Escrow Agent may hold the sum until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, Escrow Agent is not required to bring an appropriate action or proceeding for leave to deposit the Escrow Deposit in court pending such determination, but may at Escrow Agent’s sole discretion make a deposit of the Escrow Deposit in court and in such event all liability and responsibility of Escrow Agent shall terminate upon such deposit having been made. In making delivery of the Escrow Deposit in the manner provided for in this Escrow Letter, Escrow Agent shall have no further liability in the matter.

The undersigned hereby jointly and severally agree to indemnify and hold the Escrow Agent free and harmless from and against any claim, liability, suit, cost (including Escrow Agent’s reasonable counsel fees) or other obligation incurred or arising out of this Escrow Letter excluding only Escrow Agent’s liability for its own willful misconduct or gross negligence.

Purchaser and Seller have mutually requested that Escrow Agent act as escrow agent for the purpose of holding the Escrow Deposit in accordance with the terms of this Escrow Letter. Purchaser acknowledges that Escrow Agent represents Seller herein and has agreed to act as escrow agent as an accommodation to both parties hereto. Purchaser waives all claims in the nature of conflict of interest against Escrow Agent and further agrees that in the event of any dispute between Purchaser and Seller, Escrow Agent shall be free to continue its representation of Seller with regard to these matters.

Upon delivery of the Escrow Deposit in accordance with this Escrow Letter, Purchaser and Seller hereby release Escrow Agent from all obligations and liability hereunder.

Escrow Agent has executed this Escrow Letter to confirm that Escrow Agent is holding, and will hold, the Escrow Deposit in escrow pursuant to the provisions of this Escrow Letter.

Except as otherwise provided in this Escrow Letter, any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Escrow Letter shall be in writing, signed by the party giving the same, and shall be deemed to have been properly given and shall be deemed effective upon being personally delivered, or after being deposited in the United States mail, postage prepaid, certified with return receipt requested, to the other parties at the address of the other parties set forth below or at such other address within the continental United States as the other parties may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, election, demand, request or response shall be addressed as follows:

if to Seller, to:

The New York Times Company
229 West 43rd Street
New York, New York 10036
Attention: Kenneth A. Richieri, Esq.
Deputy General Counsel

with a copy to:

Piper Rudnick LLP
1251 Avenue of the Americas
New York, New York 10020
Attention: Martin D. Polevoy, Esq.

if to Purchaser, to:

Tishman Speyer Development, L.L.C.
c/o Tishman Speyer Properties, L.P.
520 Madison Avenue, 6th Floor
New York, New York 10022
Attention: Chief Legal Officer

with a copy to:

Tishman Speyer Development, L.L.C.
c/o Tishman Speyer Properties, L.P.
520 Madison Avenue, 6th Floor
New York, New York 10022
Attention: Chief Financial Officer

and to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Jonathan Mechanic, Esq.

if to Escrow Agent to:	Piper Rudnick LLP
1251 Avenue of the Americas
New York, New York 10020
Attn: Martin D. Polevoy, Esq.

This Escrow Letter constitutes the entire agreement with respect to the terms and conditions of such escrow and any modification, amendment or supplement shall be binding only if made pursuant to an instrument in writing executed by each of the parties hereto. This Escrow Letter shall be binding upon and inure to the benefit of our respective successors and assigns except that the within escrow shall not inure to the benefit of either of the undersigned’s assigns, unless and until you have received a duly executed assignment and assumption (in form satisfactory to you) of all of the assignor’s obligations hereunder.

Very truly yours,

THE NEW YORK TIMES COMPANY

By:
Name:
Title:

TISHMAN SPEYER DEVELOPMENT, L.L.C.

By:
Name:
Title:

Accepted and Agreed to:

PIPER RUDNICK LLP

By:
Name:
Title:

Seller’s Federal Tax Identification Number
is 13-1102020.

Purchaser’s Federal Tax Identification Number
is                                       .

Exhibit 8

NYT Occupancy Lease

[See Attached]

EXHIBIT 8

AGREEMENT OF LEASE

BETWEEN

TISHMAN SPEYER DEVELOPMENT, L.L.C., LANDLORD

AND

THE NEW YORK TIMES COMPANY, TENANT

Premises:	229 West 43rd Street
New York, New York

TABLE OF CONTENTS

1.	Demised Premises; Term.

2.	Rent.

3.	Impositions.

4.	Use of Premises.

5.	Condition of Premises and Delivery of Possession.

6.	Repairs and Maintenance.

7.	Alterations.

8.	Utilities.

9.	Compliance with Laws.

10.	Insurance.

11.	Damage Or Destruction.

12.	Condemnation.

13.	Subordination.

14.	Indemnification.

15.	Assignment and Subletting.

16.	Landlord’s Access Rights.

17.	Bankruptcy.

18.	Default.

19.	Remedies Of Landlord.

20.	No Waiver.

21.	End Of Term.

22.	Broker.

23.	Quiet Enjoyment.

24.	Nonliability Of Landlord.

25.	Applicable Law And Construction.

26.	Notices.

27.	Binding Effect Of Lease.

28.	Cleaning, Rubbish Removal.

29.	Entire Agreement.

30.	Captions And Index.

31.	Recovery From Landlord.

32.	Severability Of Provisions.

33.	Extension Option.

34.	Holdover.

35.	Miscellaneous.

36.	Successors, Assigns, Etc.

37.	Landlord’s Cure and Enforcement Rights.

38.	Covenant Against Liens.

39.	Affirmative Waivers.

40.	Estoppel Certificates.

41.	Net Lease; Nonterminability.

EXHIBITS

A.	Premises

B	Tenant’s Insurance

C-I	Subordination, Non-Disturbance and Attornment Agreement – Mortgagee

C-2	Subordination, Non-Disturbance and Attornment Agreement – Superior Lessor

D.	Delivery Condition

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AGREEMENT OF LEASE

AGREEMENT OF LEASE (this “Lease”) made as of the          day of                   , 2004 between TISHMAN SPEYER DEVELOPMENT, L.L.C., a Delaware limited liability company having its principal office at c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, 6th Floor, New York, New York 10022 (“Landlord”) and THE NEW YORK TIMES COMPANY, a New York corporation having its principal office at 229 West 43rd Street, New York, New York 10036 (“Tenant”).

1.                                       Demised Premises; Term.

(a)     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the building located at 229 West 43rd Street, New York, New York (the “Premises”) and the “Land” (as herein defined) on and subject to the terms, covenants and conditions set forth in this Lease.  The Premises are located on the land described on Exhibit A annexed hereto and made a part hereof (the “Land”).

(b)     The term of this Lease (the “Term”) shall commence on the date hereof, i.e., the date on which the Closing occurs under that certain Agreement of Sale and Purchase between The New York Times Company, as Seller and Tishman Speyer Development, L.L.C., as Purchaser, dated November 7, 2004 (such Agreement of Sale and Purchase, the “Agreement of Sale and Purchase”; such date, the “Commencement Date”), and shall end on June 30, 2007 (such date, as the same may be extended pursuant to Tenant’s right to extend the Term pursuant to Section 33 hereof, the “Expiration Date”).

(c)     Tenant acknowledges that this Lease is a net lease with Landlord having no obligation to provide any work, labor or service to or for Tenant, and Tenant paying all real estate taxes, and operating, repair, replacement and maintenance costs of the Premises during the Term, as more particularly provided in this Lease.

2.                                       Rent.

Tenant covenants to pay to Landlord the annual base rent (“Base Rent”) set forth below, and the additional rent required to be paid pursuant to the terms of this Lease.  Base Rent and such additional rent and charges which Tenant shall be required to pay under this Lease are hereinafter sometimes referred to collectively as “Rent.”  Base Rent shall be as follows:

Twelve Million Two Hundred Fifty Thousand And 00/100 ($12,250,000.00) Dollars per annum.

(a)     Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each calendar month included in the Term.  If the Commencement Date or the Expiration Date is not the first day or last day of a month, as the case may be, the Rent for such month shall be prorated based upon the actual number of days in such month.

(b)     All Rent shall be paid in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, (a) in the case of Base Rent, by wire transfer of immediately available federal funds as directed by Landlord and (b) in the case of all other sums, either by wire transfer as aforesaid or by check (subject to collection) drawn on a New York Clearing House Association member bank at the address of Landlord set forth in this Lease or at such other place as Landlord in writing may designate, in each case at the times provided herein without notice or demand and without setoff, deduction or counterclaim.

(c)     Unless another time shall be herein expressly provided, any additional rent shall be due and payable within thirty (30) days after Tenant’s receipt of an invoice therefor, and Landlord shall have the same remedies for failure to pay additional rent as for a nonpayment of Base Rent.

(d)     Each and every payment, other than Base Rent (and other than costs for any Alterations performed by Tenant or any repairs or replacements to the Premises), which are required to be paid by Tenant under this Lease shall be deemed to be additional rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and, in the case of the nonpayment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all of the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Base Rent.

3.                                       Impositions.

(a)     For purposes of this Lease, the following terms shall have the following meanings:

(i)                                     “Impositions” shall mean all real estate taxes, assessments, special assessments, water meter, sewer rents and water charges, all other taxes and charges of every kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special, levied or imposed upon the Premises and the Land (collectively, the “Property”), but shall not include any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord or any income, profits or revenue tax upon the income of Landlord.  Subject to the foregoing, if at any time during the term of this Lease, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions, or charges now levied, assessed or imposed on the Premises and the Land shall be levied, assessed or imposed wholly or partially as a capital levy or otherwise on the rents received by a landlord from real estate or the rents reserved herein or any part thereof or any franchise, income, profits, sales, rental, use or occupancy, or other taxes shall be substituted for the current Impositions, then such taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed shall be deemed to be included within the term “Impositions” to the extent that such tax would be payable if the Premises were the only property of the Landlord subject thereto.

(ii)                                  “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the

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Term, or such other period of twelve (12) months occurring during the Term as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(b)     For each Tax Year during the Term, Tenant shall pay all Impositions directly to the governmental authority charged with the collection thereof as and when same are due and payable (subject to Tenant’s right to contest same pursuant to Section 3(c) hereof) and shall deliver to Landlord copies of the receipted bills or other evidence satisfactory to Landlord showing the payment of such Impositions promptly following Landlord’s request therefor.  In respect of any Tax Year which terminates after the Expiration Date, the Impositions payable by Tenant in respect of each such Tax Year, or any refund of Impositions (whether received by Landlord or Tenant) shall be prorated between Landlord and Tenant for the applicable period.  Tenant may pay any Impositions in installments to the extent permitted by law.  Landlord shall deliver a copy of any bill or invoice that it receives for Impositions to Tenant within seven (7) business days after Landlord’s receipt thereof.  Tenant shall deliver evidence of payment of Impositions to Landlord within seven (7) business days after payment of the same.

(c)     Subject to the provisions of Article 7 of the Agreement of Purchase and Sale, and subject to the joint control provided for below in this Section 3(c), for each Tax Year during the Term, Tenant may, from time to time, contest any Imposition and/or the assessed valuation of the Property for the purpose of reducing the Impositions payable by Tenant (it being understood that Tenant shall be required to pay the Imposition in question prior to the initiation of such contest proceeding).  Tenant agrees to promptly notify Landlord in the event Tenant commences proceedings to contest Impositions or to obtain a reduction of the assessed valuation of the Premises for any Tax Year.  In the event Tenant has not commenced the appropriate proceedings to obtain a reduction of the assessed valuation of the Property and the Land for any Tax Year on or prior to fifteen (15) days from the last date on which such proceedings may be commenced, then Landlord shall have the right, but not the obligation, to commence, prosecute and settle such proceedings.  Each such proceeding initiated by Tenant as aforesaid shall be conducted under the joint control of Landlord and Tenant (except as may be otherwise provided in Article 7 of the Agreement of Purchase and Sale) and Tenant shall have the right to select certiorari counsel with respect to any such proceeding.  If Tenant shall desire to approve or accept the settlement of any such proceeding and Landlord does not agree to do so, then such settlement shall not be approved or accepted by Tenant and the following procedure shall apply: (i) Tenant shall bear the cost of the Imposition in question under this Article 3 as if such settlement were approved and accepted; (ii) Tenant shall bear the expenses of prosecuting such proceeding as if such settlement had been approved and accepted; (iii) Landlord shall assume full control of such proceeding and reimburse Tenant for the portion of such Imposition previously paid by Tenant which Tenant would have received if such settlement would have been approved and accepted; (iv) such deemed settlement shall be applicable to subsequent Tax Years, as applicable, under this Article 3; (v) the benefit or burden of any further reduction or increase in the amount of the Imposition in question shall inure to the benefit of or be borne by Landlord, and Landlord shall bear the incremental expenses of such proceeding allocable to such further reduction, if any; and (vi) Landlord shall receive the aggregate refund of the Imposition in question (or portion thereof) when paid by the applicable authority.  Each such proceeding initiated by Landlord as aforesaid shall be conducted under the sole control of Landlord, in

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which case (A) Tenant shall bear the Imposition in question under this Article 3 as if such proceeding had not been conducted and (B) the benefit of any reduction in the amount of the Imposition in question shall inure to the benefit of Landlord and Landlord shall bear the cost and expenses of conducting such proceeding.

(d)     Tenant shall bring any contest or proceeding referred to in Section 3(c) at its own expense and in its own name, or, at Tenant’s option, in Landlord’s name.  Landlord agrees to offer no objection to such contest or proceeding and, at the request of Tenant, and at Tenant’s sole cost and expense, to cooperate with Tenant in effecting such contest or proceeding, including, without limitation, executing any and all documents reasonably necessary in connection with such contest or proceeding.

(e)     If, by reason of any contest or proceeding conducted by Tenant or otherwise, all or any part of the amount of any Imposition paid by Tenant or Landlord shall be refunded or returned to the other party (who shall not be entitled to keep all or any portion of such refund), such party shall promptly pay over such refund, or the appropriate pro rata share thereof, less the reasonable cost of obtaining such refund, to the other party.

4.                                       Use of Premises.

(a)     Tenant currently occupies the Premises and accordingly agrees that (i) Tenant and any person or entity controlling, controlled by, or under common control with, Tenant, or to a parent or subsidiary corporation of Tenant (collectively, an “Affiliate”) and (ii) any entity with whom Tenant has a business relationship (other than solely a landlord and tenant relationship), and (iii) Tenant’s permitted subtenants, may use and occupy the Premises for the conduct of its or their respective businesses therein and for such other uses as are ancillary thereto.

(b)     Tenant shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises or any part thereof, in a manner that would in any way violate any of the laws or any certificate of occupancy affecting the Premises, or make void or voidable any insurance then in force with respect thereto, or that will cause structural injury to the Premises or any part thereof, or that will constitute waste.  Nothing contained in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement that may create, any right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Premises.  Notwithstanding anything to the contrary contained in this Article 4, Tenant shall be permitted to use and occupy the Premises in the same manner that it has used and occupied the Premises for the conduct of its business in the ordinary course of its business except to the extent provided in this Section 4(b).

5.                                       Condition of Premises and Delivery of Possession.

Tenant currently occupies the Premises and accordingly agrees to accept the Premises in their “as is” condition and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the Premises for Tenant’s occupancy.

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6.                                       Repairs and Maintenance.

(a)     Tenant shall promptly throughout the term of this Lease (subject to the provisions of Section 6(c) below), at Tenant’s cost and expense, maintain the Premises in the condition existing on the date hereof, subject to reasonable wear and tear, and deliver possession of the Premises upon the expiration or earlier termination of this Lease in the “Delivery Condition” (as such term is defined on Exhibit D annexed hereto).  Tenant shall not commit or suffer to be committed any waste upon or about the Premises, and shall promptly at its cost and expense, make all necessary replacements, restorations, renewals and repairs to the Premises and appurtenances thereto, whether interior or exterior, facade, structural or nonstructural, ordinary or extraordinary, and foreseen or unforeseen, reasonable wear and tear excepted.  Repairs, restorations, renewals and replacements shall be, to the extent possible, at least equivalent in quality, at Tenant’s election, to either (i) the original work or (ii) current first class standards of the property replaced, as the case may be.  Tenant shall not make any claim or demand upon or bring any action against the Landlord for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or nonstructural, of the Premises or any part thereof.

(b)     Landlord shall not under any circumstances be required to build any improvements on the Premises, or to make any repairs, replacements, alterations or renewals of any nature or description to the Premises, whether interior or exterior, ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or, except as provided in Section 6(c) below, to make any expenditure whatsoever in connection with this Lease or to inspect or maintain the Premises in any way.  Tenant hereby waives the right to make repairs, replacements, renewals or restorations at the expense of Landlord pursuant to any laws.

(c)     With respect to capital expenditures relating to (i) the façade of the Premises (exclusive of the windows) or (ii) the structure of the Premises, which are reasonably required to maintain the Premises or are required to comply with present or future laws of public authorities in respect of the Premises and which do not arise out of Tenant’s occupancy of the Premises (as opposed to the mere occupancy of the Premises by a tenant) or the negligence or willful misconduct of Tenant, Tenant’s employees or contractors, the cost thereof incurred by Tenant and reasonably approved by Landlord shall be shared between Landlord and Tenant with Tenant’s share of such capital expenditure being equal to the product of (A) the cost of such capital expenditure multiplied by (B) a fraction, the numerator of which is the remaining Term of this Lease and the denominator of which is the useful life of the item which is the subject of such capital expenditure, and the balance of the cost of such capital expenditure being paid by Landlord.  In the event of any such capital expenditure in excess of One Hundred Thousand Dollars ($100,000.00), Tenant shall bid the work to at least three (3) qualified, reputable contractors reasonably satisfactory to Landlord, and then the lowest acceptable bid shall be presumptively deemed to be reasonable.  With respect to any capital expenditures relating to (i) the façade of the Premises (exclusive of the windows) or (ii) the structure of the Premises, Landlord shall have the right to oversee the performance thereof and shall have the right to approve (which approval shall not be unreasonably withheld, conditioned or delayed) all material decisions with respect to the design and performance thereof.

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7.                                       Alterations.

(a)     Tenant shall be permitted to make, without Landlord’s consent, alterations to the Premises that do not constitute a Material Alteration.  For purposes hereof, a “Material Alteration” shall mean any alteration that: (i) changes the gross square feet of the Premises; (ii) affects the portions of the Premises that have been landmarked by the Landmarks Preservation Commission of the City of New York; (iii) is not limited to the interior of the Premises or which affects the exterior of the Premises (except that Tenant shall be permitted to have protrusions through the windows or other existing openings of the Premises), (iv) is structural, (v) materially and adversely affects the Premises’ building systems (other than using same in accordance with Tenant’s current practices) or (vi) requires a change to the Premises’ certificate of occupancy.  Tenant shall not make any Material Alteration without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed in the case of an alteration that constitutes a Material Alteration solely by reason of clause (iii) or clause (iv) or clause (vi) of the foregoing definition thereof).

(b)     All alterations made or installed by or on behalf of Tenant, shall immediately upon completion or installation thereof be and become the property of Landlord and shall remain upon the Premises at the Expiration Date or sooner termination of this Lease.  Tenant shall, at Tenant’s expense, (i) cause all plans and specifications for alterations to be filed with the governmental agencies having jurisdiction thereover, and (ii) obtain when necessary all governmental permits, licenses and authorizations required for the work to be done in connection therewith.  Landlord shall execute such documents as may be reasonably required in connection with the foregoing and Landlord shall otherwise cooperate with Tenant in connection with obtaining the foregoing, but without any expense to Landlord.  In no event shall Tenant be required to remove or restore any alterations at the end of the Term.

8.                                       Utilities.

Tenant shall provide at its own expense, fuel, heat, water, electricity, steam and all other utilities required in connection with Tenant’s use of the Premises and pay for the cost of such utilities directly to the utility providers.

9.                                       Compliance with Laws.

(a)     Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.  Tenant shall, at Tenant’s expense, comply with all present and future laws and requirements of any public authorities in respect of the Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Premises.  No abatement, diminution or reduction in Base Rent, additional rent or any other charges required to be paid by Tenant pursuant hereto shall be claimed by or allowed to Tenant for any inconvenience or interruption, cessation, or loss of business caused directly or indirectly, by any present or future laws, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any manner or thing resulting therefrom, or by any other cause or causes beyond the control of Landlord or Tenant, nor shall this Lease be affected by any such causes; and no diminution in the amount of the space used by Tenant caused by legally

6

required changes in the construction, equipment, fixtures, motors, machinery, operation or use of the Premises shall entitle Tenant to any abatement, diminution or reduction of the rent or any other charges required to be paid by Tenant pursuant to the terms of this Lease.  To the extent that any alterations are required to be performed to any portion of the Premises in order for Tenant to legally occupy such portion of the Premises, Tenant shall have the right, in lieu of performing such alteration, to discontinue its use and occupancy of such portion of the Premises (it being understood that Tenant shall remain obligated with respect to such portion of the Premises in all other respects under the provisions of this Lease).

(b)     Tenant shall not be required to comply with any law or requirement of any public authority, and Landlord shall not effect any such compliance for which Tenant is responsible, so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 9(c) hereof.

(c)     Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law or requirement of any public authority and may defer compliance therewith during the pendency of such contest, provided that Landlord shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge (civil, criminal or otherwise), nor shall the Premises or any part thereof or the Land, or any part thereof, be subject to being condemned or vacated or have any lien or attachment actually occur, by reason of non-compliance or otherwise by reason of such contest.  Tenant shall keep Landlord advised as to the status of such proceedings.  Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

10.                                 Insurance.

(a)     Tenant, in its name, shall obtain and keep in full force and effect during the Term, at Tenant’s own cost and expense, and in the name of (y) Landlord and (z) any Superior Mortgagee and Superior Lessor, which entities shall be added as an additional named insured provided Tenant has been given written notice to do so (except that Landlord and any Superior Mortgagee and Superior Lessor need not be named on any worker’s compensation policy): (i) ”all risk” insurance in amounts sufficient to provide one hundred (100%) percent of the full replacement cost of the Premises, as may be reasonably approved by Landlord and any applicable Superior Mortgagee, which insurance shall not contain any exclusion for terrorism or act of terrorism to the extent such terrorism insurance is being carried by other prudent owners of comparable office buildings in midtown Manhattan; and (ii) the other insurance coverages listed on Exhibit B (collectively, “Tenant’s Insurance”).

Notwithstanding the foregoing, from and after September 1, 2005, and so long as Landlord is an affiliate of Tishman Speyer Properties, L.P., Tishman Speyer Crown Equities or Tishman Speyer Real Estate Venture VI, L.P., and Tishman Speyer Properties, L.P. is Landlord’s managing agent with respect to Landlord’s interest in the Premises (the “Tishman Period”),

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Landlord shall place, carry and maintain in full force and effect all of Tenant’s Insurance (exclusive of liability coverage and workman’s compensation coverage and coverage for Tenant’s improvements and betterments and personal property, which shall continue to be placed by Tenant) and Tenant shall pay to Landlord the cost thereof (at Landlord’s cost without mark-up or profit) reasonably allocated to the Premises by Landlord in accordance with Landlord’s customary practices and formulas for allocation of such premiums generally in its portfolio on a consistent basis (“Tenant’s Annual Insurance Payment”).  The “all risk” insurance shall not contain any exclusion for terrorism or acts of terrorism (A) to the extent the same is commercially available or (B) if Landlord so elects, to the extent such insurance is being carried by other prudent owners of comparable office buildings in midtown Manhattan.

In the event of any dispute with respect to the allocation of premiums to the Premises, such dispute shall be resolved by expedited arbitration in accordance with the expedited arbitration rules of the American Arbitration Association with provisions for reasonable discovery; provided that pending resolution of such dispute, Tenant shall pay for such premiums in accordance with Landlord’s allocation.  In the event it is determined that Tenant has overpaid for such premiums, Landlord shall refund such overpayment together with interest at the prime rate as published in The New York Times from the date of such payment to the date of reimbursement.

At any time after the Tishman Period, any successor landlord which is a Qualified Transferee (as defined in Article 36 below) hereunder shall continue to place, carry and maintain in full force and effect all of Tenant’s Insurance as provided in this Section 10(a); provided, however, that Tenant’s Annual Insurance Payment shall not exceed the amount of the last such Tenant’s Annual Insurance Payment payable during the Tishman Period.

(b)     Tenant’s Insurance shall be obtained from and maintained with reputable and financially sound insurance company(ies) authorized to issue such insurance in the State of New York and otherwise reasonably approved by Landlord and any applicable Superior Mortgagee.  Tenant shall cause to be included in all Tenant’s Insurance a provision to the effect that the same will be non-cancelable except upon thirty (30) days written notice to Tenant, Landlord, any Superior Mortgagee and any Superior Lessor.  On the Commencement Date, Tenant shall furnish Landlord (and any Superior Mortgagee and Superior Lessor) with duplicate original(s) or original certificate(s) together with true copy(ies) of all such insurance policies described in Section 10(a), together with written evidence that the premiums therefor have been paid.  Not less than thirty (30) days prior to the expiration of any such insurance policy, Tenant shall deliver to Landlord (and any Superior Mortgagee and Superior Lessor) a certificate evidencing the replacement or renewal thereof, together with written evidence that the premiums therefor have been paid together with true and correct copies of all such policies.

(c)     Tenant shall cause to be included in its property insurance policy a waiver of the insurer’s right of subrogation against Landlord, or if such waiver should be unobtainable or unenforceable, an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy.  If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, Tenant shall so notify Landlord promptly after learning thereof.  In such case, if Landlord shall agree in writing to pay the

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insurer’s additional charge therefor, such waiver, agreement or permission shall be included in the policy.

(d)     To the extent Landlord is placing, carrying and maintaining Tenant’s Insurance as provided in Section 10(a), Landlord waives any right of recovery against Tenant or any other permitted occupant of the Premises for any loss occasioned by fire or other casualty arising out of Tenant’s or such parties’ acts, omissions or negligence which is an insured risk under such policies.

(e)     Tenant hereby releases Landlord and all Landlord Parties (as hereinafter defined), with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this Lease.  “Landlord Party” shall mean (i) any principal, partner, member, officer, stockholder, director, employee or agent of Landlord or of any partner or member of any partnership constituting Landlord, disclosed or undisclosed, (ii) any Superior Lessor or any principal, partner, member, officer, stockholder, director, employee or agent thereof, and (iii) any Superior Mortgagee or any principal, partner, member, officer, stockholder, director, employee or agent thereof.

(f)     Prior to September 1, 2005, Landlord shall deliver to Tenant true and correct copies of the insurance policies covering the Premises which are maintained by Landlord during the Tishman Period as provided in Section 10(a) above.

11.                                 Damage Or Destruction.

(a)     If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord, and Tenant shall proceed with reasonable diligence to repair, restore, rebuild or replace the damaged or destroyed improvements, fixtures or equipment, and complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, at Tenant’s sole cost and expense.

(b)     The obligation to pay Rent provided for herein and to otherwise perform Tenant’s obligations hereunder shall continue unabated by reason of such damage or destruction; that is, there shall be no abatement or diminution of Rent or release from any of Tenant’s obligations hereunder by reason of such damage or destruction regardless of the period of time, if any, during which the Premises or any part thereof remain untenantable, any applicable laws to the contrary notwithstanding.

(c)     Promptly after any damage or destruction to the Premises by fire or other casualty, Tenant shall submit proof of loss statements to the insurance company(ies) under the policies of casualty insurance and provide Landlord (and any named Superior Mortgagee or Superior Lessor) with a copy of all such submitted statements.  Landlord (and any named Superior Mortgagee or Superior Lessor) shall have the right to participate with Tenant in the adjustment, collection and compromise of any and all claims under all policies of casualty insurance and to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers, which submissions shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted if Tenant shall not have responded within seven (7) business days after

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Landlord’s request for same, provided that Landlord’s request for such approval states that such Tenant’s approval shall be deemed granted if Tenant does not respond within seven (7) business days.  Tenant shall not settle any claim without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord is maintaining the applicable insurance policy covering the Premises during the Tishman Period as provided in Section 10(a) above, then Landlord shall not settle any claim for more than $500,000 without the prior written approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted if Tenant shall not have responded within seven (7) business days after Landlord’s request for same, provided that Landlord’s request for such approval states that such Tenant’s approval shall be deemed granted if Tenant does not respond within seven (7) business days.

(d)     The provisions of this Article 11 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

(e)     Notwithstanding anything to the contrary contained in this Article 11, in the event the cost to repair or restore the Premises shall exceed fifty percent (50%) of the replacement cost of the Premises and such casualty shall occur on a date occurring more than fifteen (15) months after the Commencement Date, then Tenant shall have the right within ninety (90) days after the date of such casualty to elect to terminate the Lease by written notice to Landlord (which termination shall be effective on the date that is sixty (60) days after the giving of such written notice) and to not restore the Premises, in which event Tenant shall pay to Landlord the amount of any deductible under the applicable casualty policy and if Tenant is maintaining the applicable insurance covering the Premises, Tenant shall assign to Landlord all of its right, title and interest in the proceeds of Tenant’s insurance arising out of such casualty, exclusive, however, of Tenant’s business interruption proceeds which shall remain the property of the Tenant.  Such assignment shall be by instrument(s) in form and substance reasonably satisfactory to Landlord and its lenders.  Tenant shall otherwise reasonably cooperate with Landlord in connection with the collection of any such proceeds.  If Tenant shall elect to terminate this Lease as provided in this Section 11(e), then this Lease and the estate granted hereby shall terminate on the effective date of such termination as aforesaid with the same force and effect as if such date were the Expiration Date (and the provisions of Sections 21 and 34 shall apply with respect thereto).  Tenant shall not be obligated to make such repairs or continue to pay rent under this Lease accruing from and after the effective date of such termination, and Tenant shall be released from all further liability or obligation under this Lease first accruing from and after the effective date of such termination (other than any such liability or obligation which survive the expiration or sooner termination of this Lease by their express terms).

12.                                 Condemnation.

(a)     If the whole of the Premises be taken under the power of eminent domain for any public or quasi-public improvement or use, the Term shall expire as of the date of vesting of title in the condemning authority.

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(b)     If less than all of the Premises is taken, and in Tenant’s reasonable judgment, the remainder shall be suitable for Tenant’s use, this lease shall remain in full force and effect, however, Base Rent shall be reduced in proportion to the percentage of square feet of the Premises so taken.

(c)     If this Lease is not terminated under the provisions of this Article 12, Tenant shall, with reasonable dispatch and at Tenant’s sole cost and expense, restore, reconstruct and rebuild the remaining portion of the Premises and all the appurtenances, equipment, utilities, facilities and installations to their condition prior to such taking, in such manner that the resulting Premises shall be a complete and integrated structural, architectural and functional unit similar to and of equal material and workmanship to the Premises.

(d)     Notwithstanding that the nature of the work to be performed as a result of the taking may be such as to prevent the operation of the business then being conducted thereon, or to make it impractical so to do, the Rent and other charges to be paid by Tenant under this Lease shall in no event abate during the performance of such work by Tenant.

(e)     In the event of any taking under the power of eminent domain, Landlord shall be entitled to and shall receive the entire award, except that Tenant shall be entitled to and shall receive any part of any award made for Tenant’s cost of moving Tenant’s trade fixtures.

13.                                 Subordination.

(a)     Subject to the provisions of Section 13(d) hereof, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all other ground leases or underleases or mortgages which may now or hereafter affect the Premises, and to all renewals, modifications, replacements and extensions of such mortgages and spreaders and consolidations of such mortgages.  This Section 13(a) shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.  Any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called a “Superior Mortgage” and the holder of a Superior Mortgage is herein called a “Superior Mortgagee”.  Any ground lease or underlying lease to which this Lease is, at the time referred to, subject and subordinate is herein called a “Superior Lease” and the lessor under a Superior Lease is herein called a “Superior Lessor”.

(b)     Landlord hereby represents that, to Landlord’s actual knowledge, the only existing Superior Mortgage as of the date hereof is that certain [TO BE COMPLETED UPON EXECUTION OF THIS LEASE] (the “Existing Mortgage”).

(c)     Concurrently with execution of this Lease, Landlord, Tenant and the Superior Mortgagee under the Existing Mortgage, have executed a subordination, non-disturbance and attornment agreement (an “SNDA Agreement”) with respect to the Existing Mortgage in the form annexed hereto as Exhibit C-1, with such reasonable changes thereto as

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may be requested by the applicable Superior Mortgagee provided such changes are reasonably acceptable to Tenant.

(d)     With respect to future Superior Mortgages and Superior Leases, the provisions of Section 13(a) hereof shall be conditioned upon the execution, acknowledgment and delivery by and between Tenant and any such Superior Mortgagee or Superior Lessor, of an agreement which:

(i)                                     shall provide in substance that so long as no default exists hereunder beyond any applicable grace period (if any), Tenant shall not be disturbed in its possession of the Premises pursuant to the provisions of this Lease; and

(ii)                                  shall not materially reduce the rights of Tenant except to a de minimus extent or increase the obligations of Tenant except to a de minimus extent in either case as compared to the forms of SNDA Agreement attached hereto as Exhibit C-1 or Exhibit C-2, as the case may be.

14.                                 Indemnification.

(a)     Tenant shall indemnify, defend, save and hold Landlord and each Landlord Party harmless from and against any and all claims, liabilities and damages and any and all injury, loss, cost, claim, damage or suit of every kind and nature (including, without limitation, reasonable attorneys’ fees and costs), to any person, firm, association or corporation or to any property, arising out of or based upon, related to, or in any way connected with the use, misuse, occupancy, possession or unoccupancy of the Premises by Tenant or any Tenant Party (as hereinafter defined) or the conduct or operation of Tenant’s business or from the condition of the Premises, or the breach of any covenant or other obligation of Tenant under this Lease, except to the extent such injury, loss, claim or damage is caused by the gross negligence of Landlord or its agents, contractors, invitees, servants or employees.

(b)     Subject to the provisions of Section 10(d) hereof, Landlord shall indemnify, defend, save and hold Tenant harmless from and against any and all claim, liability and damages and any and all injury, loss, claim, damage or suit of every kind and nature, to any person, firm, association or corporation or to any property, arising out of or based upon, related to, or in any way connected with, Landlord’s affirmative acts or entry onto the Premises, or Landlord’s failure to comply with its obligations to maintain insurance during the Tishman Period as provided in Section 10(a) hereof, unless such injury, loss, claim or damage is attributable to the gross negligence of Tenant or its agents, contractors, invitees, servants or employees.

(c)     Neither party shall be liable hereunder for consequential damages; provided, however, that nothing contained herein shall affect or impair Tenant’s liability, if any, under Article 34 hereof.

15.                                 Assignment and Subletting.

(a)     Except as provided in Section 15(b) hereof, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged,

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encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise (any of the foregoing being referred to herein as an “Assignment”; and the assignee or other transferee pursuant to an Assignment being an “Assignee”), without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion.  Any attempt to effect an Assignment of this Lease in violation of this Article 15 shall be null and void ab initio.  An agreement under which another person or entity becomes responsible for all or a portion of Tenant’s obligations under this Lease shall be deemed an assignment of this Lease.  No Assignment of this Lease and the term and estate hereby granted shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord’s prior consent to any further Assignment, and Tenant shall remain fully liable for the payment of rent and for the performance and observance of all other obligations of this Lease on the part of Tenant to be performed or observed.

(b)     Tenant may, without the consent of Landlord, assign this Lease to (x) any Affiliate of Tenant (provided Tenant shall remain jointly and severally liable for all of Tenant’s obligations hereunder and shall execute such instruments as Landlord or its lenders may reasonably require confirming such liability) or (y) to an entity to which Tenant sells or assigns all or substantially all of its assets or stock or with which it may be consolidated or merged; provided such (i) Affiliate or (ii) purchasing, consolidated or merged entity shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease.  Tenant shall, within ten (10) days after execution of such assignment of Lease, deliver to Landlord a duplicate original instrument of assignment, duly executed by Tenant, together with an instrument, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

(c)     Tenant shall not sublet or permit occupancy of the Premises or any, conditioned on delayed portion thereof to any persons or entities without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  All subleases shall be subject and subordinate to this Lease.  No sublease shall be for a term ending later than one day prior to the Expiration Date.  If any default by Tenant hereunder shall occur and be continuing, Landlord, thereafter at its option and without waiving any such default, may collect rent from any then existing subtenant of the Premises.  Notwithstanding any subletting by Tenant, and notwithstanding the acceptance of rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the rent, for the performance and observance of all other obligations of this Lease on the part of Tenant to be performed or observed, and for all acts or omissions of any subtenant (or anyone claiming under or through any subtenant) which shall be in violation of any of the terms and conditions of the Lease, each such violation being deemed to be a violation by Tenant.  Tenant represents and warrants to Landlord that, as of the date hereof, other than Tenant, the following entities occupying the following portions of the Premises are the only third parties occupying or entitled to occupy any part of the Premises: (i) Asahi Shinbum (pursuant to a month to month lease); (ii) New York Times Employees Credit Union; (iii) MARUJUPU, INC.; and (iv) The New York Times Company Foundation, which third parties, as well as any entity with whom Tenant has a business relationship (other than a mere landlord and tenant relationship), shall have a right to occupy space in the Building; provided, however, that Tenant shall be responsible for all the acts or omissions of such parties to the same extent as if such acts or omissions were those of Tenant.

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16.                                 Landlord’s Access Rights.

(a)     Upon reasonable notice to Tenant (which may be oral and need not be in writing) and accompanied by Tenant’s designated agent or employee, Tenant shall permit Landlord or Landlord’s agents to enter the Premises during business hours on business days and at all other reasonable times for the purpose of (i) inspecting the same; (ii) making repairs required by the terms of this Lease to be made by Tenant and which Tenant neglects or refuses to make after the giving of notice and expiration of thirty (30) day cure period (which thirty (30) day cure period shall be extended as reasonably required to effectuate such cure provided Tenant has commenced and is diligently pursuing such cure); (iii) exhibiting the Premises to prospective tenants and mortgagees; and (d) performing engineering, environmental and other similar test in and to the Premises; provided, in each and every, case, Landlord shall not interfere with the conduct of Tenant’s business at the Premises in any material respect and shall be accompanied by a representative of Tenant.  Tenant agrees to make such a representative available upon reasonable notice (which may be oral and need not be in writing).  Landlord shall not perform invasive testing of the Premises unless Tenant has approved such invasive testing, which approval may be granted or withheld in Tenant’s sole and absolute discretion.

(b)     Any damage to the Premises resulting from the exercise by Landlord of its rights granted under this Article 16 shall be promptly repaired by Landlord at Landlord’s expense (except as provided in the following sentence).  If Landlord shall fail or neglect to perform any such repair after the giving of notice by Tenant and expiration of a ten (10) day cure period (which ten (10) day cure period shall be extended as reasonably required to effectuate such cure provided Landlord has commenced and is diligently pursuing such cure), Tenant shall have the right, at Landlord’s expense, to repair any damage to any Tenant’s property located in the Premises or to any property or parts of the Premises resulting from the exercise by Landlord of its rights granted under this Article 16 (and Landlord shall reimburse Tenant for the actual out-of-pocket expenses reasonably incurred by Tenant in performing any such repair within thirty (30) days after delivery of an invoice therefor, together with documentation of such expenses reasonably satisfactory to Landlord).

(c)     Landlord acknowledges that portions of the Premises may from time to time be designated by Tenant as locked and/or inaccessible to persons unauthorized by Tenant (the “Secured Areas”) provided they are reasonably designated by Tenant in good faith.  Notwithstanding anything to the contrary contained in this Article 16, Landlord therefore agrees that, except in cases of emergency, Landlord’s right of access to the Secured Areas shall be restricted subject to the following conditions: (i) Tenant shall deliver to Landlord floor plans or a reasonably detailed description of the Premises designating the Secured Areas and (ii) except in cases of emergency, any access to the Secured Areas requested by Landlord shall be upon no less than twenty-four (24) hours notice to Tenant, which notice may be oral, and accompanied by a representative of Tenant, whom Tenant agrees to make available.

17.                                 Bankruptcy.

(a)     If, at any time prior to the commencement of the Term, or if at any time during the term, there shall be filed by or against Tenant in any court, pursuant to any statute, either of the United States or of any State, a petition in bankruptcy or insolvency or for

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reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, and within one hundred twenty (120) days thereof Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petition for or enters into an arrangement, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court, shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises, and Landlord, in addition to any other rights, may retain any rent, security deposit or monies received by it from Tenant or others in behalf of Tenant as partial liquidated damages.

(b)     In the event of the termination of this Lease pursuant to Section 17(a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the Rent reserved hereunder for the unexpired portion of the term and the then fair and reasonable rental value of the Premises for the same period.  In the computation of such damages, the difference between any installment of Rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Premises for the Period for which such installment was payable shall be discounted to the date of termination at the rate of nine percent (9%) per annum.  If the Premises, or any part thereof, be relet by Landlord for the unexpired term of this lease, the amount of rent reserved upon such reletting shall prima facie be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(c)     If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person, firm or corporation who shall have made its bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than thirty (30) days after receipt by Tenant, but in any event no later than twenty (20) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption.  Such notice shall set forth (i) the name and address of such person, firm or corporation, (ii) all of the terms and conditions of such offer, and (iii) adequate assurance of future performance by such person, firm or corporation under the Lease as set forth in Section 17(d) hereof, including, without limitation, the assurance referred to in Section 365(b) (3) of the Bankruptcy Code.  Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, firm or corporation less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person, firm or corporation in connection with the assignment of this lease.

(d)     The term “adequate assurance of future performance,” as used in this Lease, shall mean that any proposed assignee shall, among other things: (a) deposit with Landlord on the assumption of this Lease the sum of the then annual rent and Impositions for six (6) months (together, the “Base Annual Rent”) as security for the faithful performance and observance by such assignees of the terms and obligations of this Lease, which sum shall be held by Landlord in

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a segregated, interest-bearing escrow account; (b) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and, certified as correct by a certified public accountant, which financial statements shall show a net worth of at least ten (10) times the then Base Annual Rent for each of such three (3) years; (c) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee’s future performance under this Lease; and (d) provide such other information or take such action as Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

18.                                 Default.

(a)     This Lease and the term and estate hereby granted are subject to the limitation that: (i) if Tenant shall fail to pay any installment of Base Rent or Impositions when due, or (ii) if Tenant shall fail to pay any other item of additional rent or other charges within ten (10) days after written notice of non-payment, or (iii) if Tenant defaults in fulfilling any of the other covenants of this Lease and such default shall continue for a period of forty-five (45) days after notice thereof (provided, however, that in the case of this clause (iii), if such default cannot with due diligence be cured within such period of forty-five (45) days for causes beyond Tenant’s reasonable control, if Tenant shall not promptly upon the receipt of such notice (which notice shall advise Tenant of the provisions set forth in the following clauses (A) and (B)) (A) advise Landlord of Tenant’s intention duly to institute all steps necessary to cure such default and (B) institute and thereafter diligently prosecute to completion all steps necessary to cure the same), then, in any one or more of such events, in addition to any other remedies available to Landlord at law or in equity, Landlord may serve a written forty-five (45) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said forty-five (45) days, this Lease and the Term shall end and expire as fully and completely as if the date of expiration of such forty-five (45) day period were the day herein definitely fixed for the end and expiration of this Lease, and the term thereof, and Tenant shall then quit and surrender the Premises to Landlord but Tenant shall remain liable for damages as provided herein or pursuant to law.

(b)     If (i) the notice provided for in Section 18(a) hereof shall have been given and the Term shall expire as aforesaid, or (ii) if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises or any part thereof shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, then, and in any of such events, Landlord may, upon written notice re-enter the Premises and dispossess Tenant (or the legal representative of Tenant or other occupant of the Premises) by summary proceedings or other legal process and remove their effects and hold the Premises as if this Lease had not been made.

19.                                 Remedies Of Landlord.

(a)     If this Lease is terminated or if Landlord re-enters the Premises under Article 18 hereof or any other such default provision contained herein, Tenant shall pay to Landlord as damages, at the election of Landlord, sums equal to the Base Rent and additional rent that would have been payable by Tenant through and including the Expiration Date had this Lease not terminated or had Landlord not re-entered the Premises, payable upon the due dates

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therefor specified in this Lease; provided, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasonable expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this Article 19, to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (iii) Landlord shall have no obligation to so relet the Premises and Tenant hereby waives any right Tenant may have, at law or in equity, to require Landlord to so relet the Premises.

(b)     At any time after the Term shall have expired and come to an end or Landlord shall have re-entered upon the-Premises, as the case may be, whether or not Landlord shall have collected any monthly deficiencies as provided in this Article 19, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of nine percent (9%) per cent per annum.  If, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of Rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.  Except in the case of a Bankruptcy Proceeding, Landlord will not invoke the provisions of this Section 19(b) to obtain liquidated and final damages so long as Tenant is paying and continues to pay the Rent.

(c)     Suit or suits for the recovery of any damages payable hereunder by Tenant or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry.

(d)     The specific remedies granted to Landlord under this Lease are cumulative and are not intended to be exclusive of each other or of any other remedies which may be available to Landlord at law or in equity.  Landlord may exercise any and/or all such rights and remedies (whether specifically granted herein or otherwise available to Landlord at law or in equity) at such times, in such order, to such extent, and as often, as Landlord deems advisable without regard to whether the exercise of any such right or remedy precedes, is concurrent with or succeeds the exercise of another such right or remedy.

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20.                                 No Waiver.

No act or thing done by Landlord or Landlord’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease.  The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this lease or a surrender of the Premises.  The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of Rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach.  No provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.  The words “re-enter” and “re-entry” as used herein are not restricted to their technical legal meaning.

21.                                 End Of Term.

On the Expiration Date or upon the earlier termination of the Term, Tenant shall peaceably and quietly leave, surrender and yield up unto Landlord the Premises in the Delivery Condition and all master keys for the Premises to Landlord and shall upon request inform Landlord of combinations on locks, safes and vaults, if any, in the Premises.  Upon the Expiration Date (or sooner termination date as hereinabove provided) if Tenant shall not have complied with the preceding sentence, Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by summary proceedings, ejectment or otherwise, and may have, hold and enjoy the Premises and the right to receive all rental and other income of and from the same.  Tenant’s obligation to observe or perform the covenants contained in this Article 21 shall survive the Expiration Date or sooner termination of the term of this Lease.

22.                                 Broker.

(a)     Tenant represents to Landlord that this Lease was brought about by CB Richard Ellis (“Broker”) as broker and all negotiations by Tenant and Landlord with respect to this Lease were conducted exclusively through Broker.  Tenant agrees that if any claim is made for commissions by any broker other than Broker, by, through or on account of any acts of Tenant, Tenant will indemnify, defend and hold Landlord free and harmless from any and all claims, liabilities and expenses in connection therewith, including Landlord’s reasonable attorneys’ fees.

(b)     Landlord represents to Tenant that this Lease was brought about by Broker and all negotiations by Landlord with respect to this Lease were conducted exclusively through Broker. Landlord agrees that if any claim is made for commissions by any broker other than Broker, by, through or on account of any acts of Landlord, Landlord will indemnify, defend and hold Tenant free and harmless from any and all claims, liabilities and expenses in connection therewith, including Tenant’s reasonable attorney’s fees.  Broker acknowledges and agrees that Broker is not entitled to a commission or to any other type of compensation in connection with the consummation, execution and delivery of this Lease.

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23.                                 Quiet Enjoyment.

Landlord covenants that if and so long as Tenant pays the Rent, and performs all the terms, covenants and conditions of this Lease on the part of Tenant to be performed, Tenant shall quietly enjoy the Premises subject, however, to the terms of this Lease and of any Superior Mortgage.

24.                                 Nonliability Of Landlord.

(a)     Landlord and Landlord’s agents and employees shall not be liable for, and Tenant waives all claims for, loss or damage to Tenant’s business or damage to person or property sustained by Tenant resulting from any accident or occurrence (unless caused by or resulting from the gross negligence of Landlord, its agents or employees, other than accidents or occurrences against which Tenant is insured) in or upon or about the Premises, including, but not limited to, claims for damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind; (iii) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, or steam pipes, stairs, porches, railings or walks; (iv) broken glass (v) the backing up of any sewer pipe or down spout; (vi) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or other pipe or tank in, upon or about the Premises; (vii) the escape of steam or hot water; (viii) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, windows, walks or any other place upon or near the Premises or otherwise; (ix) the falling of any fixture, plaster, tile or stucco; and (x) any act, omission or negligence of other tenants, licensees or of any other persons or occupants of the Premises or of adjoining or contiguous building or of owners of adjacent or contiguous property.

(b)     The word “Landlord” as used herein means only the owner in fee for the time being of the Premises, and in the event of any sale of the Premises, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser of the Premises, that such purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

25.                                 Applicable Law And Construction.

The laws of the State of New York shall govern the validity, performance and enforcement of this lease.  The invalidity or unenforceability of any provision of this lease shall not affect or impair any other provision.  The submission of this document to Tenant for examination does not constitute an offer to lease, or a reservation of or option to lease, and becomes effective only upon execution and delivery thereof by Landlord and Tenant.  All negotiations, considerations, representations and understandings between the parties are incorporated in this Lease.  Landlord or Landlord’s agents have made no representations or promises with respect to the Premises except as herein expressly set forth.  The headings of the several articles and sections, contained herein are for convenience only and do not define limit or construe the contents of such articles or sections.  Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.  Neither this lease nor any provision hereof may be changed, waived, discharged or

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terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

26.                                 Notices.

Any and all notices, elections, demands, requests and responses permitted or required to be given pursuant to this Lease shall be in writing, signed by the party giving the same or by its attorneys, and shall be deemed to have been duly given if sent by (a) hand delivery, (b) certified or registered United States mail, postage prepaid, return receipt requested, or (c) nationally recognized express overnight delivery service (e.g., Federal Express) for next business day delivery, addressed to the other party at the address of such other party set forth below, or at such other address within the continental United States as may be designated by a notice of change of address and given in accordance herewith.  A notice shall be deemed to have been given: (i) in the case of hand delivery, at the time of delivery; (ii) in the case of registered or certified mail, when delivered on a business day; or (iii) in the case of overnight delivery, upon the delivery on a business day.  Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice has been received, shall also constitute receipt.  Any such notice, election, demand, request or response shall be addressed to the respective parties as follows:

(a)	If to Tenant, to:	The New York Times Company
229 West 43rd Street
New York, New York 10036
Attention: Herbert Valentine

	with a copy to:	The New York Times Company
229 West 43rd Street
New York, New York 10036
Attention: Kenneth A. Richieri, Esq.,
Deputy General Counsel

	and a copy to:	Piper Rudnick LLP
1251 Avenue of the Americas
New York, New York 10020
Attention: Martin D. Polevoy, Esq.

(b)	If to Landlord, to:	Tishman Speyer Development, L.L.C.
c/o Tishman Speyer Properties, L.P.
520 Madison Avenue, 6th Floor
New York, New York 10022
Attention: Chief Legal Officer

	with a copy to:	Tishman Speyer Development, L.L.C.
c/o Tishman Speyer Properties, L.P.
520 Madison Avenue, 6th Floor
New York, New York 10022
Attention: Chief Financial Officer

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and a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Jonathan L. Mechanic, Esq.
Facsimile No.: (212) 859-4000

27.                                 Binding Effect Of Lease.

The covenants, agreements and obligations contained in this Lease shall, except as herein otherwise provided, extend to, bind and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and permitted assigns.  Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided.

28.                                 Cleaning, Rubbish Removal.

(a)     All janitorial work at the Premises shall be performed at the cost and expense of Tenant.  Tenant shall provide for its own trash, rubbish, garbage and snow removal at its own expense and all rubbish, trash, garbage and snow shall be kept at the Premises subject to the rules and regulations of the appropriate municipal authorities having jurisdiction thereof, and shall at all times be kept in closed containers reasonably acceptable to Landlord.

(b)     Tenant shall provide any security for the Premises desired by Tenant at Tenant’s own cost and expense.

29.                                 Entire Agreement.

This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein.  Neither Landlord nor Landlord’s agent or representative has made any representation, or statement, or promise, upon which Tenant has relied regarding any matter or thing relating to the Premises, the land allocated to it, or any other matter whatsoever, except as is expressly set forth in this Lease, including, but without limiting the generality of the foregoing, any statement, representation or promise as to the fitness of the Premises for any particular use, the services to be rendered to the Premises or the prospective amount of any item of additional rent.  No oral or written statement, representation or promise whatsoever with respect to the foregoing or any other matter made by Landlord, its agents or any broker, whether contained in an affidavit, information circular, or otherwise shall be binding upon the Landlord unless expressly set forth in this Lease.  No rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.  This Lease may not be changed, modified or discharged, in whole or in part, orally, and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this lease or any obligations under this Lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.  All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord, as the case may be, and no

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consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.  Landlord and Tenant understand, agree, and acknowledge that (i) this Lease has been freely negotiated by both parties; (ii) Landlord and Tenant are sophisticated in real estate matters or have employed professionals to assist Landlord and Tenant in the negotiation of this Lease; and (iii) that, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by reason of that party having drafted this Lease or any portion thereof.

30.                                 Captions And Index.

The captions and the index at the beginning of this Lease, if any, are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

31.                                 Recovery From Landlord.

Tenant shall look solely to the estate and property of Landlord in the Land and Premises for the satisfaction of Tenant’s remedies in the event of any default or breach by Landlord with respect to any of the terms, covenants and/or conditions of this Lease to be observed and/or performed by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies; and Tenant agrees that it shall not sue for, seek or demand any money or other judgment against any Affiliate of Landlord, any direct or indirect member, manager, shareholder, partner, beneficiary or other owner of a direct or indirect beneficial ownership interest in Landlord or such affiliate, or any director, officer, employee, trustee, or agent of any of the foregoing in any action or proceeding under or by reason of or in connection with this Lease.

32.                                 Severability Of Provisions.

If any provision or any portion of any Provision of this Lease or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Lease, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable; in no event shall this Lease be rendered void or unenforceable.

33.                                 Extension Option.

(a)     Tenant shall have the option (the “Extension Option”), to be exercised as hereinafter provided in Section 33(c) hereof, to extend the Term for two (2) successive periods of thirty (30, sixty (60) or ninety (90) days, the length of each such period to be determined at Tenant’s election when each such Extension Option is exercised (each such period of thirty (30, sixty (60) or ninety (90) days, as applicable, is herein called an “Extension Period”), upon the

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same terms, covenants and conditions contained in this Lease, except that there will be no further privilege of extension for the Term referred to above except as set forth in Section 33(b) hereof; and during the relevant Extension Period, the Base Rent payable by Tenant to Landlord pursuant to Article 3 hereof shall be an amount equal to one hundred and ten percent (110%) of Base Rent paid during the initial Term of the Lease (as set forth in Article 2 hereof).

(b)                                 Tenant shall have the option (the “Additional Extension Option”), to be exercised as hereinafter provided in Section 33(c) hereof, to extend the Term for two (2) successive periods of thirty (30, sixty (60) or ninety (90) days, the length of each such period to be determined at Tenant’s election when each such Additional Extension Option is exercised (each such period of thirty (30, sixty (60) or ninety (90) days, as applicable, is herein called an “Additional Extension Period”), upon the same terms, covenants and conditions contained in this Lease, except that there shall be no further privilege of extension for the Term referred to above, and during the relevant Additional Extension Period the Base Rent payable by Tenant to Landlord pursuant to Article 2 hereof shall be an amount equal to one hundred fifty percent (150%) of the Base Rent paid during the initial Term of the Lease (as set forth in Article 2 hereof).

(c)                                  Tenant shall exercise its option to extend the Term pursuant to Sections 33(a) and 33(b) hereof for any individual Extension Period or Additional Extension Period, as applicable, by giving notice (“Extension Notice”) thereof to Landlord of the Tenant’s election to exercise such option (with respect to Sections 33(a) and 33(b) hereof, as the case may be) at least ninety (90) days prior to the expiration date of the initial Term of this Lease or if any such Extension Option has theretofore been exercised, then the expiration date of the Term as extended by the exercise of such Extension Option or Extension Options theretofore exercised (as the case may be).  Upon the giving of the Extension Notice, this Lease shall be deemed extended for the applicable Extension Period or Additional Extension Period, as the case may be, subject to the provisions of this Article 33, and the parties shall execute an instrument confirming such extension.

34.                                 Holdover.

The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely peaceably and quietly leave, surrender and yield up unto Landlord the Premises in the Delivery Condition upon expiration of other earlier termination of this Lease will be substantial, will exceed the amount of the monthly installments of the Base Rent theretofore payable hereunder, and will be impossible to accurately measure.  Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord upon the expiration or earlier termination of the Term (as the same may be extended by Tenant pursuant to the provisions of Article 33 hereof), then, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (and for each portion of any month) during which Tenant holds over in the Premises after the expiration of earlier termination of this Lease, a sum equal to (i) two (2) times the Base Rent paid during the initial Term for this Lease (as set forth in Article 2 hereof), plus (ii) all Impositions and other additional rent payable by Tenant pursuant to the terms of this Lease and (b) if such holdover shall continue beyond the date which is one hundred and eighty (180) days after the date of expiration or sooner termination of the Term (as the same may be extended by Tenant pursuant to the provisions of Article 33 hereof), be liable to

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Landlord for and indemnify Landlord against (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) pursuant to a lease executed and delivered between Landlord and such New Tenant (such lease, a “New Tenant Lease”) by reason of the late delivery of space to the New Tenant as a result of Tenant’s holding over in the Premises or in order to induce such New Tenant not to terminate its New Tenant Lease by reason of the holding over by Tenant in the Premises, (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its New Tenant Lease by reason of the holding over by Tenant in the Premises and (iii) any claim for damages by any New Tenant (provided, that the maximum liability of Tenant under the foregoing clause (b) shall not exceed ten million dollars ($10,000,000) under any circumstances).  Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or earlier termination of this Lease.  The acceptance by Landlord of any payments from Tenant after the expiration or earlier termination of this Lease shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding (such being an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York), nor shall any such acceptance be deemed anything other than on acceptance of payment on account of the amounts to be paid by Tenant in accordance with the provisions of this Section.  Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 34.  Tenant’s liabilities and obligations under this Article 34 shall survive the Expiration Date or sooner termination of the term of this Lease.

35.                                 Miscellaneous.

(a)     This Lease may be executed in several counterparts, all of which constitute one and the same instrument.

(b)     No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given by this lease or now or hereafter existing at law or in equity.  The failure of either party to insist upon the strict performance of any obligation shall not be deemed a waiver thereof.

36.                                 Successors, Assigns, Etc.

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributes, executors, administrators, successors, and, except as otherwise provided in this Lease, their respective assigns.  Landlord agrees that it shall not transfer the Premises (other than to mortgage the Premises to a lender in connection with a financing of the Premises) during the period (the “Lock-Out Period”) commencing on the Commencement Date and ending on the earlier to occur of (i) the termination of this Lease, or (ii) the date which is the eighteen (18) month anniversary of the Commencement Date, provided that the foregoing restriction shall not apply to any such lender who forecloses on the Premises or accepts a deed in lieu of foreclosure.  For the period

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(the “Restricted Period”) from and after the expiration of the Lock-Out Period and ending on the earlier to occur of (i) the termination of this Lease or (ii) the Expiration Date of this Lease (but in no event later than the thirty-six (36) month anniversary of the Commencement Date), Landlord may only transfer the Premises (other than to mortgage the Premises to a lender in connection with a financing of the Premises) to a “Qualified Transferee” (as hereinafter defined).  A “Qualified Transferee” shall be deemed to include a “Financial Institution” (as hereinafter defined) or an owner of comparable or better office buildings of not less than 1.5 million square feet in the aggregate in New York City or other major metropolitan areas, or an affiliate thereof, provided such party (i) has not been litigating with Tenant within the past five (5) years or with another entity which has an alignment of interest with Tenant in connection with a transaction in which Tenant was or is a principal participant, (ii) does not generally have a reputation for being overly litigious with respect to real estate matters, and (iii) has not been convicted of a felony.  In the event Landlord seeks to transfer the Property after the Lock-Out Period but prior to the expiration of the Restricted Period, such transfer shall be subject to the consent of Tenant; such consent not to be unreasonably withheld or delayed, and Tenant shall grant such consent if such proposed transferee is a Qualified Transferee.  Landlord shall provide Tenant with reasonable information about the nature of the proposed transferee and Tenant shall grant or deny its consent thereto within ten (10) business days after request therefor.  In the event Tenant does not respond to such request within such ten (10) business day time period, Tenant shall be deemed to have consented thereto provided that such request shall have stated that Tenant shall be deemed to have consented thereto if Tenant fails to respond to such request within such ten (10) business day period.  In the event of any dispute between the parties in connection herewith, Tenant and Landlord agree that either party may submit such dispute to expedited arbitration pursuant to the expedited arbitration rules of the American Arbitration Association.

As used in this Lease, the term “Financial Institution” shall refer to a bank, trust company, savings and loan association, insurance company, pension fund, retirement fund, real estate investment trust or similar institution, trust company, credit union, investment bank, college, university or other educational or eleemosynary institution, federal, estate, municipal or public benefit corporation, or other recognized, reputable maker of loans for or investments in real estate, including any co-lender or participant with or affiliate of such institution, or any combination of the foregoing, which regularly makes or invests in commercial or real estate loans and investments and has a net worth of at least fifty million dollars ($50,000,000) (in 2004 dollars) or the shares of which (or the shares of the controlling affiliate of which) are traded on a national stock exchange, or which is an affiliate of any such lender investor.  For purposes of this paragraph, the term “affiliate” shall mean any entity directly or indirectly controlling, controlled by, or under common control with a Financial Institution, and co-lender, participant and affiliate shall not be required to meet the requirements applicable to a Financial Institution.

For purposes hereof an “affiliate” of any party shall mean any party which controls, is controlled by or is under common control with such party and the term “control” shall mean the ability to direct the management and affairs of a party.

Landlord agrees that during the Lock-Out Period and, unless the Property has been transferred to a Qualified Transferee pursuant to the terms of this Article 36, during the Restricted Period a Tishman Speyer Fund or Tishman Speyer Properties L.P. or Tishman Crown Equities (collectively “Tishman”) shall (i) own directly or indirectly no less than ten percent (10%) of the

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equity interests in Landlord and (ii) control directly or indirectly a managing or general partner of Landlord and (iii) Tishman Speyer Properties L.P. (or a successor thereto) shall be Landlord’s managing agent for Landlord’s interest in the Premises; provided, however, that the foregoing restriction shall not apply to any lender of Landlord who forecloses on the Premises or accepts a deed in lieu of foreclosure for the Premises.

37.                                 Landlord’s Cure and Enforcement Rights.

If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in any case of emergency, and, in any other case, if such default continues after notice and the expiration of the applicable cure period set forth herein, if any, after fifteen (15) days notice to Tenant.  Tenant, upon demand, shall reimburse Landlord for any expenses incurred by Landlord (including reasonable attorneys’ fees) pursuant to, or in connection with, (i) any performance by Landlord for the account of Tenant pursuant to this Article 37, or (ii) collecting or endeavoring to collect rent or any component thereof, or enforcing or endeavoring to enforce any of Landlord’s rights against Tenant hereunder or any of Tenant’s obligations hereunder, together, in either case, with interest thereon, at an interest rate equal to nine percent (9%) per annum (the “Interest Rate”), from the date that such expenses were incurred by Landlord to the date that the same are reimbursed to Landlord by Tenant.

38.                                 Covenant Against Liens.

If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic’s or other lien, charge or order for the payment of money or other encumbrances shall be filed or imposed against Landlord, any Superior Lessor, any Superior Mortgagee and/or any portion of the Premises (whether or not such lien, charge, order or encumbrance is valid or enforceable as such), Tenant shall, at its cost and expense, cause same to be discharged of record or bonded within thirty (30) days after notice to Tenant of the filing or imposition thereof provided, however, if Tenant has obtained the appropriate bond and the order discharging such lien is awaiting execution by a court having jurisdiction within such thirty day period and Tenant shall provide Landlord with reasonable evidence thereof, Tenant shall not be deemed in default hereunder.  Tenant shall indemnify and defend Landlord against and save Landlord harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable counsel fees, resulting therefrom.  If Tenant fails to comply with the foregoing provisions, Landlord shall have the option upon ten (10) days notice to Tenant of discharging or bonding any such lien, charge, order or encumbrance, and Tenant agrees to reimburse Landlord (as additional rent) for all losses, costs, damages, and expenses resulting therefrom or incurred in connection therewith, together with interest at the Interest Rate, promptly upon demand.

39.                                 Affirmative Waivers.

Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy

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of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.  Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises unless the failure to do so will preclude Tenant from making such claims against Landlord.  Tenant hereby waives any right of redemption or similar right that it may have with respect to this Lease after the termination hereof.

40.                                 Estoppel Certificates.

Tenant, at any time and from time to time, on or prior to the tenth (10th) day following a written request by Landlord, shall execute and deliver to Landlord (and/or to a potential lender, investor or purchaser of the Premises designated by Landlord) a statement (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) certifying to the Commencement Date, the then current expiration date of this Lease, and the dates to which Base Rent has been paid and (iii) stating whether or not, to the actual knowledge of the employees of Tenant having responsibility for the administration of this Lease, Landlord is in default in the performance of any of its obligations under this Lease (and, if so, specifying each such default of which Tenant shall have knowledge).  Tenant also shall include or confirm in any such statement such other information concerning a factual condition with respect to this Lease as Landlord may reasonably request.

41.                                 Net Lease; Nonterminability.

This is a net lease, and except as specifically provided in this Lease, Tenant shall not be entitled to any abatement, deduction, deferment, suspension or reduction of, or setoff, defense or counterclaim against, any rentals, charges, or other sums payable by Tenant under this Lease, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of damage to or destruction of the Premises from whatever cause or any taking by condemnation or eminent domain.

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IN WITNESS WHEREOF, the undersigned have executed this Lease as of the day and date first above written.

LANDLORD:

TISHMAN SPEYER DEVELOPMENT, L.L.C.

By:
Name:
Title:

TENANT:

THE NEW YORK TIMES COMPANY

By:
Name:
Title:

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EXHIBIT A

Premises

PARCEL 1

ALL that lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street distant two hundred seventy-five feet easterly from the corner formed by the intersection of the northerly side of 43rd Street with the easterly side of 8th Avenue;

RUNNING THENCE northerly parallel with the easterly side of 8th Avenue, one hundred feet five inches to the center line of the block;

THENCE easterly along the said center line of the block, seventy-four feet nine inches;

THENCE southerly again parallel with the easterly side of 8th Avenue, one hundred feet five inches to the northerly side of 43rd Street;

THENCE westerly along the said northerly side of 43rd Street, seventy-four feet nine inches to the point or place of BEGINNING.

PARCEL 2

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, in the County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street, distant two hundred and fifty (250) feet westerly from the northwesterly corner of 43rd Street and 7th Avenue;

RUNNING THENCE northerly along a line parallel with the westerly side of 7th Avenue, one hundred (100) feet four (4) inches;

THENCE westerly along a line parallel with the northerly side of 43rd Street, two hundred (200) feet;

THENCE southerly along the line parallel with the westerly side of 7th Avenue to the northerly side of 43rd Street, one hundred (100) feet, four (4) inches;

THENCE easterly along the northerly side of 43rd Street, two hundred (200) feet to the point or place of BEGINNING.

PARCEL 3

ALL that strip of land, situate in the Borough of Manhattan, City of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street distant three hundred forty nine feet, nine inches easterly form the corner formed by the intersection of the easterly side of Eighth Avenue with the northerly side of 43rd Street;

RUNNING THENCE northerly parallel with 8th Avenue, one hundred feet five inches to the centre line of the block;

THENCE easterly along said centre line of the block, three inches;

THENCE southerly again parallel with 8th Avenue, one hundred feet five inches to the inches side of 43rd Street; and

THENCE westerly along the said northerly side of 43rd Street, three inches to the point or place of BEGINNING.

PARCEL 4

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street, distant 207 feet westerly from the corner formed by the westerly side of Broadway or 7th Avenue with the northerly side of 43rd Street;

RUNNING THENCE northerly parallel with the westerly side of Broadway or 7th Avenue, 100 feet 5 inches to the center line of the block;

THENCE westerly along the center line of the block, 43 feet;

THENCE southerly at right angles to 43rd Street, 100 feet 5 inches to the northerly side of 43rd Street; and

THENCE easterly along the northerly side of 43rd Street, 43 feet to the point or place of BEGINNING.

PARCEL 5

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, more particularly bounded and described as follows:

BEGINNING at a point on the southerly side of 44th Street, distant two hundred and seven feet westerly from the corner formed by the intersection of the southerly side of 44th Street and the westerly side of Broadway;

THENCE southerly parallel with the westerly side of Broadway, one hundred feet five inches to the center line of the block;

THENCE westerly along the center line of the block and parallel with the southerly side of 44th Street, one hundred eighty-six feet three inches;

THENCE northerly again parallel with the westerly side of Broadway one hundred feet five inches to the southerly side of 44th Street;

THENCE easterly along the southerly side of 44th Street, one hundred eight-six feet three inches to the point or place of BEGINNING.

EXHIBIT B

Tenant’s Insurance

[TO BE ADDED]

EXHIBIT C-1

SUPERIOR MORTGAGEE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is dated as of the              day of                             , 200  , between                                   , a                            with an address at                                                  (“Lender”), and THE NEW YORK TIMES COMPANY, a New York corporation with an address at 229 West 43rd Street, New York, New York  10036 (“Tenant”).

RECITALS

WHEREAS:

A.                                   Tenant is the tenant under a certain lease (the “Lease”) dated                               , 200  , with                                (“Landlord”) of the building located at 229 West 43rd Street in the City, County and State of New York (the “Premises”).  The Premises are located on the land described on Exhibit A annexed hereto and made a part hereof (the “Land”; the Land and the Building being hereinafter collectively called the “Property”).

B.                                     This Agreement is being entered into in connection with a mortgage loan dated                                   , 200   made by Lender to Landlord, secured by a first mortgage on the Property (the “Mortgage”) which Mortgage is recorded in the office of the New York City Register, New York County [RECORDING INFORMATION TO BE ADDED].

NOW, THEREFORE, for mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Subject to the terms, covenants and conditions of this Agreement, the Lease is and shall be subject and subordinate to the lien of the Mortgage and to all present or future advances thereunder and all renewals, amendments, modification, consolidations, replacements and extensions thereof, to the full extent of all amounts secured by the Mortgage.

2.                                       Lender hereby consents to the Lease and agrees that, if Lender exercises any of its rights under the Mortgage, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not join Tenant as a party defendant in any foreclosure action and, subject to the terms of the Lease, shall not terminate the Lease nor disturb Tenant’s right of quiet possession of the Premises and shall recognize Tenant as its tenant under the terms of the Lease so long as pursuant to the then existing provisions thereof the Lease is in full force and effect and Tenant is not in default, following notice and the expiration of any applicable grace period, of any term, covenant or condition of the Lease.

3.                                       Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to Landlord’s interest in the Lease, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension

1

periods which have been or are hereafter exercised) upon all of the same terms and conditions as are set forth in the Lease. Notwithstanding the provisions of this Section 3 to the contrary, if Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a)                                  liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord) except to the extent such default continues after Lender succeeds to the interest of Landlord under the Lease; or

(b)                                 subject to any defense or offset which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord) that are not provided for in the Lease, except to the extent any such defense or offset arises after the date Lender succeeds to the interest of Landlord, or

(c)                                  bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent received by Lender or made in accordance with the express provisions of the Lease, or

(d)                                 accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender.

4.                                       As long as the Mortgage shall remain in effect, Tenant shall not. seek to terminate the Lease by reason of any act or omission of Landlord (except pursuant to a provision in the Lease which gives Tenant an express right to terminate the Lease) until Tenant shall have given written notice of such act or omission to Lender and, if Lender shall have notified Tenant within ten (10) days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time (not to exceed ten (10) days for monetary defaults and not to exceed thirty (30) days for non-monetary defaults unless, with respect to non-monetary defaults, more than thirty (30) days would be required, using commercially reasonable and diligent efforts, to remedy such act or omission, in which case such time period shall be extended for such additional time as shall be required, using commercially reasonable and diligent efforts, to remedy such act or omission, not to exceed an aggregate of ninety (90) days) shall have elapsed following the giving of such notice, during which period of time Lender shall have the right, but not the obligation, to remedy such act or omission.

5.                                       Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial overnight courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

2

If to Tenant:

The New York Times Company
229 West 43rd Street
New York, New York 10036
Attention: Herbert W. Valentine

with a copy to:

The New York Times Company
229 West 43rd Street
New York, New York 10036
Attention: Kenneth A. Richieri, Esq.
Deputy General Counsel

with a copy to:

Piper Rudnick LLP
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Martin D. Polevoy, Esq.

If to Lender:

with a copy to:

6.                                       This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.                                       If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

8.                                       Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

9.                                       As between Landlord and Tenant, nothing herein expands Tenant’s obligations or limits Tenant’s rights under the Lease.

3

10.                                 This Agreement shall be construed in accordance with the laws of the State of New York.

11.                                 Each person executing this Agreement on behalf of Lender and Tenant represents that he or she is authorized by Lender and Tenant, respectively, to do so and execution hereof is the binding act of Lender and Tenant enforceable against Lender and Tenant.

12.                                 This Agreement contains the entire agreement between the parties, and any executory or oral agreement hereinbefore or hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such agreement is made after the date hereof and is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

13.                                 This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. The transmission by telecopier of a copy of the signature page from this Agreement executed by the transmitting party, together with instructions that same may be attached to a copy of this Agreement being held by the recipient of such transmission, shall constitute execution and delivery of this Agreement by the transmitting party.

(Signature Page Attached Hereto)

4

, Lender

By:
Name:
Title:

THE NEW YORK TIMES COMPANY, Tenant

By:
Name:
Title:

CONSENTED TO:
, Landlord

By:
Name:
Title:

5

ACKNOWLEDGMENT

To Be Used Within the State of New York:

State of New York	)
):ss
County of	)

On the            day of                                in the year 200  , before me, the undersigned, a Notary Public in and for said state, personally appeared                                      personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

To Be Used Outside of the State of New York:

State of	)
):ss
County of	)

On the            day of              in the year 200  , before me, the undersigned, a Notary Public in and for said state, personally appeared                                personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the [place of acknowledgment].

Notary Public

6

EXHIBIT A

Premises

PARCEL 1

ALL that lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street distant two hundred seventy-five feet easterly from the corner formed by the intersection of the northerly side of 43rd Street with the easterly side of 8th Avenue;

RUNNING THENCE northerly parallel with the easterly side of 8th Avenue, one hundred feet five inches to the center line of the block;

THENCE easterly along the said center line of the block, seventy-four feet nine inches;

THENCE southerly again parallel with the easterly side of 8th Avenue, one hundred feet five inches to the northerly side of 43rd Street;

THENCE westerly along the said northerly side of 43rd Street, seventy-four feet nine inches to the point or place of BEGINNING.

PARCEL 2

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, in the County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street, distant two hundred and fifty (250) feet westerly from the northwesterly corner of 43rd Street and 7th Avenue;

RUNNING THENCE northerly along a line parallel with the westerly side of 7th Avenue, one hundred (100) feet four (4) inches;

THENCE westerly along a line parallel with the northerly side of 43rd Street, two hundred (200) feet;

THENCE southerly along the line parallel with the westerly side of 7th Avenue to the northerly side of 43rd Street, one hundred (100) feet, four (4) inches;

THENCE easterly along the northerly side of 43rd Street, two hundred (200) feet to the point or place of BEGINNING.

7

PARCEL 3

ALL that strip of land, situate in the Borough of Manhattan, City of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street distant three hundred forty nine feet, nine inches easterly form the corner formed by the intersection of the easterly side of Eighth Avenue with the northerly side of 43rd Street;

RUNNING THENCE northerly parallel with 8th Avenue, one hundred feet five inches to the centre line of the block;

THENCE easterly along said centre line of the block, three inches;

THENCE southerly again parallel with 8th Avenue, one hundred feet five inches to the inches side of 43rd Street; and

THENCE westerly along the said northerly side of 43rd Street, three inches to the point or place of BEGINNING.

PARCEL 4

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street, distant 207 feet westerly from the corner formed by the westerly side of Broadway or 7th Avenue with the northerly side of 43rd Street;

RUNNING THENCE northerly parallel with the westerly side of Broadway or 7th Avenue, 100 feet 5 inches to the center line of the block;

THENCE westerly along the center line of the block, 43 feet;

THENCE southerly at right angles to 43rd Street, 100 feet 5 inches to the northerly side of 43rd Street; and

THENCE easterly along the northerly side of 43rd Street, 43 feet to the point or place of BEGINNING.

PARCEL 5

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, more particularly bounded and described as follows:

8

BEGINNING at a point on the southerly side of 44th Street, distant two hundred and seven feet westerly from the corner formed by the intersection of the southerly side of 44th Street and the westerly side of Broadway;

THENCE southerly parallel with the westerly side of Broadway, one hundred feet five inches to the center line of the block;

THENCE westerly along the center line of the block and parallel with the southerly side of 44th Street, one hundred eighty-six feet three inches;

THENCE northerly again parallel with the westerly side of Broadway one hundred feet five inches to the southerly side of 44th Street;

THENCE easterly along the southerly side of 44th Street, one hundred eight-six feet three inches to the point or place of BEGINNING.

9

EXHIBIT C-2

SUPERIOR LESSOR SUBORDINATION, NON-DISTURBANCE,
RECOGNITION AND ATTORNMENT AGREEMENT

This Agreement (this “Agreement”) is dated as of the          day of                         , 200  , between                                         , a                                 , with an address at                                  (“Ground Lessor”), and the New York Times, a New York corporation, with an address at 229 West 43rd Street, New York, New York  10036 (“Tenant”).

RECITALS

WHEREAS:

A.                                   Ground Lessor is (i) the fee owner of certain real property located in the Borough of Manhattan, City, County and State of New York, and more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”), and (ii) the lessor under that certain Ground Lease dated as of                      , 200   between Ground Lessor and                       , as lessee (“Landlord”) demising the Property (such lease, as the same may be amended or supplemented from time to time, the “Ground Lease”); recorded in the office of the New York City Register, New York County [RECORDING INFORMATION TO BE ADDED].

B.                                     Tenant is the tenant under a certain lease (the “Lease”) dated                         , 2        , between Landlord, as landlord and Tenant, as tenant, of the building located on the Property and known by the street address of 229 West 43rd Street, New York, New York as described in the Lease.

C.                                     This Agreement is being entered into pursuant to the provisions of the Lease.

NOW, THEREFORE, for mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Subject to the terms, covenants and conditions of this Agreement, the Lease is and shall be subject and subordinate to the Ground Lease and to any renewals, amendments, modification, supplements, replacements and extensions of the Ground Lease. Said subordination shall have the same force and effect as if the Ground Lease provided any such renewals, modifications, consolidations, replacements and extensions thereof do not reduce Tenant’s rights or increase Tenant’s obligations hereunder or under the Lease.

2.                                       Ground Lessor hereby consents to the Lease and agrees that if Ground Lessor exercises any of its rights under the Ground Lease, including an entry by Ground Lessor pursuant to the Ground Lease or termination of the Ground Lease, Ground Lessor shall not join Tenant or any party claiming through or under Tenant, as a party defendant in any action to enforce or terminate the Ground Lease, shall not terminate the Lease or disturb Tenant’s right of quiet possession of the Premises and shall recognize Tenant as its tenant under the terms of the Lease so long as pursuant to the then existing provisions thereof the Lease is in full force and

10

effect and Tenant is not in default beyond any applicable notice and grace period of any term, covenant or condition of the Lease.

3.                                       Tenant agrees that, in the event of a termination of the Ground Lease by Ground Lessor or any other succession of Ground Lessor to the interest of Landlord under the Lease, Tenant will attorn to and recognize Ground Lessor as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon all of the same terms and conditions as are set forth in the Lease. Notwithstanding the provisions of this Section 3 to the contrary, if Ground Lessor succeeds to the interest of Landlord under the Lease, Ground Lessor shall not be:

(a)                                  liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord) except to the extent such default continues after Ground Lessor succeeds to the interest of Landlord under the Lease; or

(b)                                 subject to any defense or offset which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord) that are not provided for in the Lease, except to the extent any such defense or offset arises after the date Ground Lessor succeeds to the interest of Landlord, or

(c)                                  bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent received by Ground Lessor or made in accordance with the provisions of the Lease, or

(d)                                 accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Ground Lessor.

4.                                       As long as the Ground Lease shall remain in effect, Tenant shall not seek to terminate the Lease by reason of any act or omission of Landlord (except pursuant to an express right to terminate the Lease) until Tenant shall have given written notice of such act or omission to Ground Lessor and, if Ground Lessor shall have notified Tenant within ten (10) business days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time (not to exceed ten (10) days for monetary defaults and not to exceed thirty (30) days for non-monetary defaults unless, for the non-monetary defaults, more than thirty (30) days would be required, using commercially reasonable and diligent efforts, to remedy such act or omission, in which case such time period shall be extended for such additional time as shall be required, using commercially reasonable and diligent efforts, to remedy such act or omission, not to exceed an aggregate of ninety (90) days) shall have elapsed following the giving of such notice, during which period of time Ground Lessor shall have the right, but not the obligation, to remedy such act or omission.

11

5.                                       Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial overnight courier service providing for a receipt, addressed to Tenant or Ground Lessor, as the case may be, at the following addresses:

If to Tenant:

The New York Times Company
229 West 43rd Street
New York, New York 10036
Attention: Herbert W. Valentine

with a copy to:

The New York Times Company
229 West 43rd Street
New York, New York 10036
Attention: Kenneth A. Richieri, Esq.
Deputy General Counsel

and a copy to:

Piper Rudnick LLP
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Martin D. Polevoy, Esq.

If to Ground Lessor:

with a copy to:

6.                                       This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.                                       If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be

12

deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

8.                                       Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

9.                                       As between Landlord and Tenant, nothing herein expands Tenant’s obligations or limits Tenant’s rights under the Lease.

10.                                 This Agreement shall be construed in accordance with the laws of the State of New York.

11.                                 Each person executing this Agreement on behalf of Ground Lessor and Tenant represents that he or she is authorized by Ground Lessor and Tenant, respectively, to do so and execution hereof is the binding act of Ground Lessor and Tenant enforceable against Ground Lessor and Tenant.

12.                                 This Agreement contains the entire agreement between the parties, and any executory or oral agreement hereinbefore or hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such agreement is made after the date hereof and is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

13.                                 This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. The transmission by telecopier of a copy of the signature page from this Agreement executed by the transmitting party, together with instructions that same may be attached to a copy of this Agreement being held by the recipient of such transmission, shall constitute execution and delivery of this Agreement by the transmitting party.

(Signature Page Attached Hereto)

13

, Ground Lessor

By:
Name:
Title:

THE NEW YORK TIMES COMPANY, Tenant

By:
Name:
Title:

CONSENTED TO:

, Landlord

By:
Name:
Title:

14

ACKNOWLEDGMENT

To Be Used Within the State of New York:

State of New York	)
):ss
County of	)

On the            day of                                    in the year 200  , before me, the undersigned, a Notary Public in and for said state, personally appeared                                          personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

To Be Used Outside of the State of New York:

State of	)
):ss
County of	)

On the          day of                                in the year 200  , before me, the undersigned, a Notary Public in and for said state, personally appeared                                personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the [place of acknowledgment] .

Notary Public

EXHIBIT A

Premises

PARCEL 1

ALL that lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street distant two hundred seventy-five feet easterly from the corner formed by the intersection of the northerly side of 43rd Street with the easterly side of 8th Avenue;

RUNNING THENCE northerly parallel with the easterly side of 8th Avenue, one hundred feet five inches to the center line of the block;

THENCE easterly along the said center line of the block, seventy-four feet nine inches;

THENCE southerly again parallel with the easterly side of 8th Avenue, one hundred feet five inches to the northerly side of 43rd Street;

THENCE westerly along the said northerly side of 43rd Street, seventy-four feet nine inches to the point or place of BEGINNING.

PARCEL 2

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, in the County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street, distant two hundred and fifty (250) feet westerly from the northwesterly corner of 43rd Street and 7th Avenue;

RUNNING THENCE northerly along a line parallel with the westerly side of 7th Avenue, one hundred (100) feet four (4) inches;

THENCE westerly along a line parallel with the northerly side of 43rd Street, two hundred (200) feet;

THENCE southerly along the line parallel with the westerly side of 7th Avenue to the northerly side of 43rd Street, one hundred (100) feet, four (4) inches;

THENCE easterly along the northerly side of 43rd Street, two hundred (200) feet to the point or place of BEGINNING.

PARCEL 3

ALL that strip of land, situate in the Borough of Manhattan, City of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street distant three hundred forty nine feet, nine inches easterly form the corner formed by the intersection of the easterly side of Eighth Avenue with the northerly side of 43rd Street;

RUNNING THENCE northerly parallel with 8th Avenue, one hundred feet five inches to the centre line of the block;

THENCE easterly along said centre line of the block, three inches;

THENCE southerly again parallel with 8th Avenue, one hundred feet five inches to the inches side of 43rd Street; and

THENCE westerly along the said northerly side of 43rd Street, three inches to the point or place of BEGINNING.

PARCEL 4

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 43rd Street, distant 207 feet westerly from the corner formed by the westerly side of Broadway or 7th Avenue with the northerly side of 43rd Street;

RUNNING THENCE northerly parallel with the westerly side of Broadway or 7th Avenue, 100 feet 5 inches to the center line of the block;

THENCE westerly along the center line of the block, 43 feet;

THENCE southerly at right angles to 43rd Street, 100 feet 5 inches to the northerly side of 43rd Street; and

THENCE easterly along the northerly side of 43rd Street, 43 feet to the point or place of BEGINNING.

PARCEL 5

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, more particularly bounded and described as follows:

BEGINNING at a point on the southerly side of 44th Street, distant two hundred and seven feet westerly from the corner formed by the intersection of the southerly side of 44th Street and the westerly side of Broadway;

THENCE southerly parallel with the westerly side of Broadway, one hundred feet five inches to the center line of the block;

THENCE westerly along the center line of the block and parallel with the southerly side of 44th Street, one hundred eighty-six feet three inches;

THENCE northerly again parallel with the westerly side of Broadway one hundred feet five inches to the southerly side of 44th Street;

THENCE easterly along the southerly side of 44th Street, one hundred eight-six feet three inches to the point or place of BEGINNING.

EXHIBIT D

Delivery Condition

As of the earlier to occur of (i) the Expiration Date, or (ii) the date Tenant vacates the Premises and surrenders the Premises to Landlord (the earlier of such Dates, the “Vacate Date”), vacant possession of the Premises shall be delivered to Landlord: (a) in their “AS IS” and “WHERE IS” condition on the Commencement Date of the Lease, subject only to ordinary wear and tear from the Commencement Date through the Vacate Date; (b) free and clear of all leases, subleases, licenses and any other agreements of any kind granting any person or entity the right to use or occupy any portion of thereof, and of all tenants, subtenants and other occupants and users of any kind; (c) free and clear of any contracts relating to the ownership, maintenance or operation of the Premises (whether binding upon Tenant or the Premises); and (d) free and clear of all liens and encumbrances other than Permitted Encumbrances (as defined in the Agreement of Sale and Purchase).  Tenant shall have no obligation whatsoever to remove any personal property, and furniture, fixtures and equipment in the Premises, and Tenant shall have the right to leave in the Premises any and all such personal property and furniture, fixtures and equipment on such surrender date, and all such property shall be deemed abandoned by Tenant and any cost of the removal of such property shall be at Landlord’s sole cost and expense.

Exhibit 9

Asahi Shimbun America, Inc. Lease

Exhibit 9

AGREEMENT OF LEASE

AGREEMENT OF LEASE, made as of this                 day of  April, 1998,  between THE NEW YORK TIMES COMPANY, a New York corporation, having an office at 229 West 43rd Street, New York, New York 10036 (“Owner”), and ASAHI SHIMBUN AMERICA, INC., a New York STATE corporation with an office at 845 Third Avenue, New York, New York 10022 (“Tenant”)

W I T N E S S E T H:

Owner hereby leases to Tenant and Tenant hereby hires from Owner approximately 1,758 R.S.F. of the ninth (9th) floor substantially as shown on the floor plan annexed hereto as Exhibit A (hereinafter referred to as the “demised premises”) in the building known as and located at 229 West 43rd Street, in the Borough of Manhattan, City of New York, for a term of two (2) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on April 1, 1999 (hereinafter referred to as the “Commencement Date”), and to end on March 31, 2001 (hereinafter referred to as the “Expiration Date”), both dates inclusive, at an annual fixed rental rate of $70,320.00 per annum payable annually in advance each March 31.

The parties hereby agree to the following:

Rent, Occupancy

1.                                       Tenant shall pay the rent as above and as hereinafter provided.

2.                                       Tenant shall use and occupy the demised premises for executive and general offices, related to Tenant’s business, and for no other purpose.

Tenant Alterations:

3.                                       Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent in each instance, which consent may not be unreasonably withheld.

Maintenance and Repairs:

4.                                       Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein.  Tenant shall be responsible for all damage to the demised premises or injury arising thereon which were caused by Tenant.

Subordination:

5.                                       This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages.

Property - Loss, Damage, Reimbursement, Indemnity:

6.                                       Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees.  Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work.  Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys’ fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees.  Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant.  In case any action proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonable withheld.

Destruction, Fire and Other Casualty:

7.                                       (a)          If the demised premises or any part thereof shall be materially damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, this lease shall terminate effective as of the date of the fire or other casualty.

(b)         Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same.

Assignment, Mortgage, Etc.:

8.                                       Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance which consent may be withheld for any reason or no reason.

Electric Current:

9.                                       Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building.

Access to Premises:

10.                                 Owner or Owner’s agents shall have the right to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises.

Occupancy:

11.                                 Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, and agrees that Owner shall not be obligated to perform any work other than the work recently completed for Tenant’s occupancy.

End of Term:

12.                                 Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property.

Quiet Enjoyment:

13.                                 Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises.

Bills and Notices:

All notices shall be sent to:

For Owner:	Real Estate Director
The New York Times Company
229 W. 43d Street
New York, NY 10036

For Tenant:	Bureau Chief of Asahi Shimbun
229 W. 43d Street 9th floor
New York, NY 10036

Rules and Regulations:

15.                                 Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, such Rules and Regulations as Owner or Owner’s agents may from time to time adopt.

Successors and Assigns:

16.           The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

Broker:

17.           Tenant covenants, warrants and represents that, to Tenant’s knowledge, there was no broker instrumental in consummating this lease, and no conversations or negotiations were had by Tenant with any broker concerning the renting of the demised premises.

Right to Terminate:

18. Either party shall have the right to terminate this lease at any time as of the last day of any calendar month during the term hereof upon not less than one hundred eighty (180) days prior written notice of such termination to the other party, and upon the giving of such notice, this lease shall end and expire as of the termination date set forth in such notice as if such date were the date set forth herein as the expiration date of the term hereof.

19. Tenant shall have the right to renew this lease under the same terms and conditions for an additional two-year period by giving written notice to landlord six months in advance of expiration.

IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

THE NEW YORK TIMES COMPANY, Owner

By:	/s/ Rhonda L. Brauer
Name: Rhonda L. Brauer
Title: Assistant Secretary

ASAHI SHIMBUN AMERICA, INC., Tenant

By:	/s/ Masato Tamura
Name: Masato Tamura
Title: President

SCHEDULE A

FLOOR PLAN

[To Be Attached]

Exhibit 10

Sardi Easement

[THE NEW YORK TIMES LOGO]

TIMES SQUARE, NEW YORK 16, N. Y.

March 7, 1958

Mr. Vincent Sardi

Sardi’s Restaurant

234 West 44 Street

New York, New York

Dear Mr. Sardi:

This will confirm our understandings in connection with your proposed installation of an airconditioning system for your third floor dining and office area.

1.                                       The New York Times Company, hereinafter called “The Times,” will permit you to install or have installed on the roof of its building at 216 West Forty-fourth Street two typhoon air cooled condensing units. The entire cost of installation will be borne by you, and will take place at a time and during such hours of the day as are specifically acceptable to The Times.

2.                                       You agree to hold The Times harmless for any loss or expense whatsoever in connection with the installation or the operation of the condenser unit. You also agree to keep the unit properly painted and cleaned so that it will present a harmonious appearance in relation to the rest of our building.

3.                                       The permission herein will last for only so long as The Times is the owner and the occupant of their building on which it is placed. In the event that The Times sells or leases the building such sale or lease will not be subject to the permission herein granted. In such case it will be up to you to make whatever arrangement you can with the new owner or lessor.

4.                                       Finally, The Times reserves the right to terminate the permission herein granted if The Times desires to use the space on the roof occupied by the unit for its own purposes for any reason whatsoever.    In such case, however, The Times will give you six months’ notice of its intention so to terminate.

5.                                       It is further understood and agreed that the installation of the equipment will be undertaken by the S. J. O’Brien Company in accordance with their proposal to you dated November 14, 1957.  In the event that there are any substantial alterations in that proposal you agree to submit them to Mr. John Mitchell, Assistant Mechanical Superintendent of The Times for his approval prior to proceeding therewith.

6.                                       In the light of the foregoing undertakings on your part The Times will make no charge for the permission herein granted.

If the foregoing correctly sets forth the understanding that has been reached between us, will you be good enough to indicate your acceptance thereof.

Yours very truly,

THE NEW YORK TIMES COMPANY

	BY	O.E. Dryfoos

ACCEPTED: with thanks

Vincent Sardi Jr.

S. J. O’BRIEN companies

AIR CONDITIONING CONTRACTORS

560 WEST 34th STREET	•	NEW YORK I, N.Y.	•	WISCONSIN 7-2100

MARTHA M. O’BRIEN, PRESIDENT	HAROLD B. HAMILTON
ROBERT R. SMITH, EXEC.-VICE-PRESIDENT	VICE-PRESIDENT
RAYMOND ENDERS TREAS.-SECRETARY	GENERAL MANAGER

November 14, 1957

Sardi’s Restaurant

234 West 44th Street

New York City, N. Y.

Att:                           Mr. Gepe Eynard

Gentlemen:

A detailed survey of the above premises, for the purpose of air conditioning, has been completed by our engineering department and we are pleased to submit herein our findings.

Very truly yours,
S. J. O’BRIEN SALES CORP.

T. Baloben
TB: gl	Chief Engineer

Re: Third floor Dining and Office area

Gentlemen:

In accordance with your request for an estimate regarding an all-year air conditioning system for the above premises to perform the following:

Summer Operation

1.               Cooling.

2.               Dehumidifying.

3.               Reheating for zone control of two dining rooms.

Intermediate Seasons, Spring and Fall

1.               Cooling with outside air.

2.               Dehumidifying with refrigeration.

3.               Reheating for zone control.

Winter Operation

1.               Preheating.

2.               Cooling with outside air.

3.               Dehumidifying with refrigeration.

4.               Reheating for zone control.

The above operations to be controlled complete by Johnson pneumatic control system for 100% automatic operation to include complete automatic smoke exhaust operated through an electric eye in conjunction with pneumatic controls.

PROPOSAL:

The S. J. O’Brien Sales Corp. proposes to furnish and install the following materials and equipment:

One (1)         Frigidaire ASW-1000 ten ton self-contained unit with two (2) five ton compressor circuits.

One (1)         Preheat steam coil.

Two (2)       Reheat steam coils for zone control.

Two (2)       Frigidaire KW-50 air cooled condensers complete with head pressure control.

One (1)         Bayley #222 S.I.S.W. return air fan capacity 4,000 c.f.m.

One (1)         Federal #M-1 sump pump.

Three (3) Magnetic starters.

One (1) Electronic electric eye (smoke exhaust).

Johnson service pneumatic control service for 100% automatic operation.

GUARANTEE:

This Air Conditioning installation; when operated in accordance with our instructions will be of sufficient capacity to cool the area herein outlined below.

Conditioned space Dining Room-Office area	in sq. ft	1,210
People	No.	80
Lights	No. of watts	3,000
Motors	No. of H. P.	none
Glass Area	Sq. Ft.	245
Type of glass shading - Awnings Ven. blinds xx Roll shades
Misc. heat producing equipment

Meals

plus the normal transmission through enclosing walls, floors or roof.  to an average dry bulb temperature not exceeding 80°F with an average relative humidity not exceeding 50% or equivalent effective temperature when the outside conditions are 95°F dry bulb and 75°F wet bulb.

The guarantee is made with the understanding that the building will be maintained reasonably tight to prevent excessive infiltration and air leakage and all openings in the conditioned space will be kept closed except for the entrance and exit of occupants; that the amount of outside air introduced into the air conditioning system through the air conditioner shall not exceed 2,000 cubic feet per min. and that the air removed from such spaces by exhaust fans and otherwise shall not exceed this amount.

The above guarantees are made with the further understanding that purchaser will supply the following unless herein stated otherwise:

1.               Electric power of proper quantity and characteristics.

2.               None  G. P. M. water at a temperature not exceeding       °F.

3.               200 lbs. of steam per hour continuously at 5 lbs.

per sq. in. gauge.

4.   Necessary drain facilities for water and condensation.

TEMPERING OF FRESH AIR – Necessary for off season ventilation.

GUARANTEE:

To temper the outside air introduced through the Air Conditioning equipment to a temperature of 75°F. when the outside dry Bulb temperature is not less than     0°F.

NOTE: The above guarantee does not apply unless tempering equipment is included in this contract.

Reheat coils for some control to heat supply air to each dining room 15°.

HEATING

GUARANTEE

To heat the conditioned space to an average temperature of not less than 70°F when the outside temperature is not lower than 0°F.

NOTE: The above guarantee does not apply unless heating equipment is included in this contract.

DUCTWORK:

All ductwork shall be installed as indicated on the attached drawings or hereinafter described. Ductwork, apparatus casing, etc., shall be constructed of galvanized sheet steel.

The minimum gauges of the sheet metal to be used are as follows:

Largest Side of Rect. Duct	Gauge

Upto to 12”	26
13” to 30”	24
31” to 60”	22
61” to 90”	20
91” and up	18

All ductwork, joints and seams, elbows, branches, transformation pieces, hangers and bracing will be fabricated and installed in accordance with the standards of the American Society of Heating and Air Conditioning Engineers and ductwork will be properly braced to prevent vibration and sagging when handling the rated volume of air. All canvas connections, fresh air inlet openings, splitters and dampers, access openings and grilles will be installed in accordance with CONTRACTOR’S standard practice.

GRILLES:

Supply and return grilles for distribution of air in the conditioned spaces.

Nine (9) Tuttle and Bailey #647 supply.

Three (3)  Tuttle and Bailey #188 return.

INSTALLATION: All work to be executed in a workmanlike manner during regular consecutive hours by union mechanics affiliated with the American Federation of Labor. No overtime work is included unless specifically stated in this proposal.

Purchaser is to supply this contractor with all permits, specifications and requirements set forth by the Bld’g owner or his agents, pertinent to the installation of air conditioning equipment and all its component parts.

The S. J. O’Brien Sales Corp. shall not be responsible for any existing violations in or on the premises to be air conditioned which comes under the jurisdiction of the various city, state, federal or local departments having jurisdiction.

GUARANTEE: The standard one year guarantee against defects of material and workmanship as provided by the S. J. O’Brien Sales Corp. will apply to all new equipment proposed herein. An additional four year factory warranty on all hermetic refrigeration compressors is included in this proposal.

We trust the above meets with your approval. We wish to express our sincere gratitude for this opportunity to serve you.

Yours truly,

S. J. O’Brien Sales Corp.
T. Balohen
Chief Engineer

CUTTING:

Cutting of all opening for pipes, ducts, grilles and other parts of the system		by	S.J. O’BRIEN

PATCHING & FINISHING:

Patching of all openings		by	PURCHASER
Roof flashing		by	NONE
Counter flashing		by	NONE
Furring of pipes and ducts if desired		by	PURCHASER
Building of access doors in furred spaces, walls and ceilings		by	NONE
Louvers in doors or undercutting doors		by	NONE
All painting and redecorating to match adjacent work		by	PURCHASER

FOUNDATIONS, SUPPORTS:
All foundations and structural supports for the proper setting or hanging of equipment		by	S.J. O’BRIEN

MISCELLANEOUS:
Sufficient drawings and details for installation of system		by	S.J. O’BRIEN
Removal of debris and leaving premises broom clean		by	S.J. O’BRIEN
Operating instructions for system		by	S.J. O’BRIEN
Construction engineer to supervise installation		by	S.J. O’BRIEN
Equipment room enclosure if required		by	PURCHASER
Delivery and rigging		by	S.J. O’BRIEN
Soundproofing		by	NONE
Relocation of sprinkler heads		by	NONE
Filing with the Department of Water Supply, Gas and Electricity		by	S.J. O’BRIEN
Filing with the Department of Housing & Buildings

a.	Structural steel supports	by	NONE
b.	Air conditioning & Ventilation	by	NONE
c.	Exhaust system	by	NONE

This equipment based on ALL YEAR operation.

Any part or parts of the above mentioned jobs executed by others must conform with S. J. O’Brien Sales Corp. specifications and written approval.

Supplementary Services

In order to properly assemble, erect and operate the equipment to be supplied on this order, to constitute an integral system as herein contemplated the necessary supplementary services will be required of either the S. J. O’Brien Sales Corp. or the purchaser as shown in the schedule below.

ELECTRIC SERVICE:

New electric service to building	by	PURCHASER
New service switches and meter pan	by	PURCHASER
Wiring equipment	by	PURCHASER
Wiring to and interconnection of controls	by	PURCHASER

STEAM OR HOT WATER SERVICE:

Steam or hot water supply, return and drip connections coils, including valves, traps and specialities	by	S. J. O’BRIEN
Steam condensate pump	by	S. J. O’BRIEN
Steam meter	by	EXISTING

WATER SERVICE:

New water service from street mains to meter	by	NONE
New or separate meter	by	NONE
City water lines of sufficient size equipment	by	NONE
Tower waterpiping equipment	by	NONE
Chilled waterpiping equipment	by	NONE

DRAINS:

Adequate drainage facilities equipment	by	PURCHASER
Sump Pump	by	S. J .O’BRIEN

INSULATION:

Insulation of steam and hot water lines equipment	by	MANUFACTURER
Insulation of city water lines	by	NONE
Insulation of chilled water lines	by	NONE
Insulation of air conditioning ducts	by	S. J. O’BRIEN
Insulation of exhaust ducts	by	NONE

SHEET METAL:

Galvanized iron sheet metal work as per A. S. H. V. E. standard	by	S. J. O’BRIEN
Machine room exhaust duct	by	S. J. O’BRIEN
Ventilation ducts	by	S. J. O’BRIEN

BASE BID

The undersigned seller agrees to furnish, deliver, and install the specified equipment in accordance with the conditions set forth in this proposal for the sum of $13,169.00 exclusive of 3% New York City Sales Tax on equipment.

The above estimate is based on prevailing labor and material costs.  If any increases should take place we reserve the right to renegotiate this estimate.

This proposal consists of Ten (10) sheets as agreed between purchaser and seller.

This proposal is subject to Terms and Conditions printed on reverse side of this page.  It is for prompt acceptance and does not constitute a contract until approved by a duly authorized officer of the S. J. O’Brien Sales Corp.

PRICE:-

TERMS OF PAYMENT:-

This work is to be started on or about                                               and is to be carried on during Union working hours.

		Respectfully submitted

		S. J. O’BRIEN SALES CORP.

Accepted,	195	By
			T. Balchen	Salesman

		Approved,
		S. J. O’BRIEN SALES CORP.

By		By
		Title

TERMS AND CONDITIONS:

It is mutually agreed between the Purchaser and the S. J. O’BRIEN SALES CORP., that:

1.                                       The title to and right to possessions of all materials delivered, whether stored, directed or in course of erection shall remain in the S. J. O’BRIEN SALES CORP., until the same shall have been fully paid for. Should the Purchaser make an assignment for the benefit of creditors or become insolvent, or there be a Receiver appointed for his property, or shall he fail to comply with any of the terms of this proposal the whole purchase price, including all notes, drafts or other obligations given on account shall, at the election of the S. J. O’BRIEN SALES CORP., become due and payable forthwith.

2.                                       That the S. J. O’BRIEN SALES CORP., guarantees that all materials to be furnished shall be of good quality and that the work shall be done in a neat workmanlike manner adapted to the services required and the S. J. O’BRIEN SALES CORP. further guarantees, as the extent of its obligation to replace or repair at its own expense within one year from the completion of the work any defects properly chargeable to the materials or workmanship furnished by it provided notice in writing has been received by the S. J. O’BRIEN SALES CORP. within the guarantee period.

3.                                       No credit or allowance shall be made to the Purchaser by reason of any changes or alterations either in the specifications or the work, unless the changes or alterations and the credit or allowance be consented to in writing by the S. J. O’BRIEN SALES CORP.

4.                                       The Purchaser shall notify the S. J. O’BRIEN SALES CORP. in advance when the premises will be ready for the installation of the material; shall, at all times, give free and unobstructed access to the place where the work is to be done, and shall put and keep all surfaces to which the material is to be applied in proper condition so that the work can be started promptly and, after it is begun, prosecuted continuously and completed without delay. Should there be any interruptions to the work by any cause not attributed to the S. J. O’BRIEN SALES CORP., the S. J. O’BRIEN SALES CORP., shall be paid by the Purchaser in addition to the contract price, all expenses that it may have incurred on account of such interruptions.

5.                                       If, through no fault of the S. J. O’BRIEN SALES CORP., the work is not started within sixty days succeeding the date mentioned in this proposal, the S. J. O’BRIEN SALES CORP. may cancel this agreement and, in case of such cancellation, the Purchaser shall pay such reasonable damages as may have been suffered by the S. J. O’BRIEN SALES CORP.

6.                                       The Purchaser shall, without charge to the S. J. O’BRIEN SALES CORP., (a) supply sufficient storage room under cover for all materials furnished; (b) allow the use of elevator or such other facilities as may be available for the handling of materials; and (c) furnish all water, heat, artificial light and scaffolding required.

7.                                       The Purchaser assumes all liability for damages to, or destruction or loss of any goods, supplies, etc, by the fire or otherwise, after they shall have been delivered at or on the site of the work.

8.                                       The S. J. O’BRIEN SALES CORP. shall not be held accountable for damages or delays due to war, strikes, fires, accidents or labor difficulties or for any contingencies that are unavoidable or beyond the control of the S. J. O’BRIEN SALES CORP.

9.                                       There are no promises, agreements or understandings not expressed in this proposal.

10.                                 If prior to the completion of this contract, any sales tax, levy or toll is levied or imposed by the U. S. Government or by any state or subdivision thereof, which increases the cost of performance of this contract, the amount of such increased cost shall be added to the amount of this contract and shall be paid with the final payment under this contract.

11.                                 It is understood and agreed that the contractor is not to be held liable for any direct or consequential damages or losses resulting from the installation, operation, maintenance, or use of the products and material furnished or installed by the contractor or from any other occurence of any kind or character.

THE NEW YORK TIMES COMPANY

229 WEST 43 STREET

NEW YORK, N.Y. 10035

LEGAL DEPARTMENT	April 25, 1980	SENDER’S DIRECT
TELEPHONE NUMBER
JOHN J. STANTON, JR.		556-1760
General Attorney

KATHARINE P. DARROW
Assistant General Attorney

BRENDA BAKER
BARBARA DILL
TRUMAN W. EUSTIS III
RUSSELL T. LEWIS
SOLOMON B. WATSON, IV

Mr. Gerald Schoenfeld

Chairman

The Schubert Organization, Inc.

234 West 44th Street

New York, New York 10036

Re:                               Ventilation System, Sardi Alley

Dear Mr. Schoenfeld:

The New York Times Company requests permission of The Schubert Organization, Inc. to attach to the east wall of Sardi’s certain ventilation equipment to divert odors of the alley from The Time building.  The Times warrants that it will properly maintain the equipment and will remove it from Sardi’s wall upon request of The Schubert Organization, with reasonable notice.  A copper facing shields it from view and harmonizes with the copper ornamentation on the Schubert building.

If The Schubert Organization consents, would you please sign the enclosed copy of this letter and return it to me in the envelope provided?   Thank you.

Sincerely yours,

/s/ Barbara Dill
Barbara Dill
BD: cr
Enclosure
cc: Mr. Riggs

Agreed to and Accepted:
THE SHUBERT ORGANIZATION, INC.

By	/s/ Gerald Schoenfeld
Chairman